UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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First Business Financial Services, Inc.
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NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

FIRST BUSINESS FINANCIAL SERVICES, INC.
401 Charmany Drive
Madison, WI 53719

March 15, 2019

Dear Fellow Shareholder:

You are cordially invited to attend the 2019 annual meeting of shareholders of First Business Financial Services, Inc. (the “Company”), which will be held at 5:00 P.M., local time, on Thursday, May 2, 2019 at the Monona Terrace Community and Convention Center located at One John Nolen Drive, Madison, Wisconsin 53703. At the annual meeting, we will review the Company’s activities during the past year and shareholders will be given an opportunity to address questions to the Company’s management.

The Board of Directors of the Company (“The Board”) recommends that you vote your shares “FOR” all the nominees listed in proposal one, “FOR” proposals two, three, and five, and for the “EVERY YEAR” frequency alternative in proposal four.

As previously announced, Jerry Smith retired from the Board in October 2018, after 28 years of service on the Board. Mr. Smith was founding CEO of both First Business Bank and the Company and started First Business Bank in 1990. We miss working with Mr. Smith but are happy that he is able to pursue a well-earned retirement after an amazing 50 years in banking. Please join us in thanking Mr. Smith for his service to the Company.

Your continued support is appreciated and we hope you will attend the annual meeting. Whether or not you are personally present, it is very important that your shares are represented at the meeting. Accordingly, please vote your shares by following the instructions on the Notice. Your vote is important. Please join us and the Board of Directors in supporting these proposals.

Sincerely,

Jerry Kilcoyne                        Corey Chambas
Board Chair                        President and Chief Executive Officer

FIRST BUSINESS FINANCIAL SERVICES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 2, 2019

To the Shareholders of First Business Financial Services, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of First Business Financial Services, Inc. (the “Company”) will be held on Thursday, May 2, 2019, at 5:00 P.M., local time, at the Monona Terrace Community and Convention Center located at One John Nolen Drive, Madison, Wisconsin 53703, for the following purposes:

1. To elect the four Class III director nominees named in the accompanying Proxy Statement, each to hold office until the 2022 annual meeting of shareholders and until their successors are duly elected and qualified.

2. To act upon a proposal to approve the First Business Financial Services, Inc. 2019 Equity Incentive Plan.

3. To approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers as described in the accompanying Proxy Statement, which is referred to as a “say-on-pay” proposal.

4. To approve, in a non-binding, advisory vote, the frequency with which shareholders will vote on future say-on-pay proposals.

5. To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

6. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 4, 2019 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. In the event there is an insufficient number of votes for a quorum or to approve any of the proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

You may vote your shares by following the instructions on the Notice of Internet Availability of Proxy Materials or in person at the 2019 annual meeting of shareholders. You may revoke your proxy and vote your shares in person at the meeting or by using any of the voting options in accordance with the instructions provided. Please review the Notice of Internet Availability of Proxy Materials and follow the directions carefully in exercising your vote.

By Order of the Board of Directors
FIRST BUSINESS FINANCIAL SERVICES, INC.
Lynn Ann Parrish
Director of Corporate Governance & Corporate Secretary
Madison, Wisconsin
March 15, 2019

Your vote is important, no matter how large or small your holdings may be. To assure your representation at the meeting, please vote by following the instructions on the Notice of Internet Availability of Proxy Materials.

FIRST BUSINESS FINANCIAL SERVICES, INC.
401 Charmany Drive
Madison, Wisconsin 53719

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 2, 2019

SOLICITATION OF PROXY, REVOCABILITY AND VOTING OF PROXIES

This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of First Business Financial Services, Inc. (the “Company”) beginning on or about March 15, 2019 in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Thursday, May 2, 2019, at 5:00 P.M., local time, at the Monona Terrace Community and Convention Center at One John Nolen Drive, Madison, Wisconsin 53703, and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the Notice of Annual Meeting of Shareholders. In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), we furnish proxy materials, which include this proxy statement, the Notice of Annual Meeting and our Annual Report on Form 10-K for fiscal year ended December 31, 2018, to our shareholders by making such materials available on the Internet unless otherwise instructed by the shareholder. The Notice is not a proxy card and cannot be used to vote your shares. To vote your shares, you should follow the instructions included on the Notice. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice, which is first being mailed to shareholders on or about March 15, 2019.

Voting your shares in advance of the Annual Meeting will not affect your right to attend the Annual Meeting and to vote in person. However, when you vote pursuant to the proxy card or one of the methods set forth in the Notice, you appoint the proxy holder as your representative at the Annual Meeting. The proxy holder will vote your shares as you instruct, thereby ensuring that your shares will be voted whether or not you attend the Annual Meeting. Presence at the Annual Meeting of a shareholder who has appointed a proxy does not in itself revoke a proxy. Any shareholder appointing a proxy may revoke that appointment at any time before it is exercised by: (i) giving notice thereof to the Company in writing or at the Annual Meeting; (ii) signing another proxy, if you voted by mailing in a proxy card, with a later date and returning it to the Company; (iii) timely submitting another proxy via the telephone or Internet, if that is the method you used to submit your original proxy; or (iv) voting in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we ask that you instruct the proxies how to vote your shares in advance of the Annual Meeting in case your plans change.

If you appointed the proxies to vote your shares and an issue comes up for a vote at the Annual Meeting that is not identified in the proxy materials, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

If you sign and return a proxy card or vote over the Internet or by telephone without giving specific voting instructions, the shares represented by your proxy will be voted “FOR” the four persons nominated for election as directors referred to in this proxy statement, “FOR” the approval of the First Business Financial Services, Inc. 2019

Equity Incentive Plan, “FOR” the approval of the non-binding, advisory proposal on the compensation of named executive officers, which is referred to as a “say-on-pay” proposal, for the “EVERY YEAR” alternative on a non–binding, advisory proposal regarding the frequency with which shareholders will vote on such say-on-pay proposals in the future, “FOR” the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, and on such other business matters which may properly come before the Annual Meeting in accordance with the judgment of the persons named as proxies. Other than the above proposals, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

Only holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on March 4, 2019 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 8,778,859 shares of Common Stock, each of which is entitled to one vote.

CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES

The Company is committed to good corporate governance, which promotes the long-term interests of the shareholders and provides a strong foundation for business operations. In 2018, as part of the Company’s ongoing strategy to achieve an efficient and effective governance structure, eliminate redundant processes and meetings and allow the Board and its committees to focus on the most significant issues facing the Company, the Corporate Governance and Nominating Committee, at the request of the Board, undertook a comprehensive review of the Company’s and its affiliates’ board and governance structures and practices. Historically, the board of directors of the Company’s wholly-owned affiliate, First Business Bank (the “FBB Board”) was comprised of separate individuals with little or no overlap in membership between the Board and the FBB Board.

As part of this evaluation, the Corporate Governance and Nominating Committee and management examined peer bank holding company best practices and reexamined board and committee structures, number of directors, committee charters and meeting frequency. Following this year-long review, the Corporate Governance and Nominating Committee recommended the establishment of a mirror image board structure with all Company directors serving as directors of both the Company and First Business Bank (“FBB”) to simplify and streamline processes between directors and the two boards. The Corporate Governance and Nominating Committee also reviewed the Company’s overall committee structure and recommended changes to charters and membership and the elimination of redundant committees along with the establishment of an Operational Risk Committee. See page 15 for additional information about this new committee. The Corporate Governance and Nominating Committee’s recommendations were unanimously approved by the Board and effective December 2018.

As previously disclosed, in March 2018, the Board of Directors redeemed the common share purchase rights pursuant to the Rights Agreement dated as of June 5, 2008.

Jerry Smith, founding CEO of the Company and Board Chair, retired as a director, effective October 26, 2018. Mr. Smith served as a director of the Company since 1990 and Board Chair since July 2006. In connection with Mr. Smith's retirement, the Board unanimously appointed Gerald L. Kilcoyne, an independent director, to become the Board Chair effective October 26, 2018. To facilitate the Board Chair transition, Mr. Smith will serve as an outside consultant to the Board Chair through the date of the 2019 annual meeting of shareholders.

Director Selection, Qualifications and Nominations

In making recommendations to the Company’s Board with respect to nominees to serve as directors, the Corporate Governance and Nominating Committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen and industry knowledge. While the Company does not have a separate diversity policy, in evaluating director nominees, the Board, with the assistance of the Corporate Governance and Nominating Committee, considers diversity of viewpoint, backgrounds, technical skills, industry knowledge and experience and local or community ties as well as diversity of personal characteristics such as race, gender, age, ethnicity and geographic representation to ensure a balanced, diverse Board, with each director contributing talents, skills and experiences needed for the Board as a whole.

The Board also believes the following minimum qualifications must be met by a director nominee to be recommended by the Corporate Governance and Nominating Committee:

•	Strong personal and professional ethics, integrity and values.

•	The ability to exercise sound business judgment.

•
Accomplished in his or her respective field as an active or former executive officer of a public or private organization, with broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	Relevant expertise and experience and the ability to offer advice and guidance based on that expertise and experience.

•	Independence from any particular constituency, the ability to represent all shareholders of the Company and a commitment to enhancing long-term shareholder value.

•	Sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

The Corporate Governance and Nominating Committee works with the full Board to evaluate:

1)	Board composition and assess whether directors should be added in view of director departures,

2)	the number of directors needed to fulfill the Board’s responsibilities under the Company’s Corporate Governance Guidelines and committee charters, and

3)	the skills and capabilities that are relevant to the Board’s work and the Company’s strategy.

The following table summarizes key qualifications, skills and attributes relevant to the decision to nominate candidates to serve on the Board and possessed by current directors. A mark indicates this particular qualification, skill or attribute was identified as one of the director’s top five strongest qualifications, skills or attributes, but the absence of a mark does not mean the director does not possess that qualification, skill or attribute. Detailed director biographies are included on pages 6 through 12 of this proxy statement.

Director Skills, Attributes and Qualifications	Laurie Benson	Mark Bugher	Corey Chambas	Carla Chavarria	Jan Eddy	John Harris	Ralph Kauten	Tim Keane	Jerry Kilcoyne	W. Kent Lorenz	Dan Olszewski	Carol Sanders
Other Public Company Board Service and Governance
Financial Services Industry
Financial Reporting, Accounting and Controls/Audit
Human Resources/Compensation Committee
Enterprise Risk Management
Strategic Planning
Legal, Regulatory, Government or Public Policy
Sales and Marketing
Mergers and Acquisitions
Entrepreneurial
Technology
Ethnic, Gender, Racial or Other Personal Diversity

In making recommendations to the Board, the Corporate Governance and Nominating Committee also considers the mix of different tenures of directors, taking into account the benefits of directors with longer tenures including greater Board stability, continuity of organizational knowledge and the critical importance of expertise and understanding of the commercial banking industry as well as the benefits of directors with shorter tenures who help to foster new ideas and examination of the status quo. As part of its on-going responsibility to identify prospective directors to provide an appropriate balance of knowledge, experience, background and capability on the Board, the Corporate Governance and Nominating Committee continually evaluates director candidates to recommend for the Board’s consideration and possible appointment to the Board.

The Corporate Governance and Nominating Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Corporate Governance and Nominating Committee should be sent to the Corporate Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company’s Amended and Restated By-Laws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by the shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give notice of an intent to make such a nomination to the Corporate Secretary of the Company not less than 60 days or more than 90 days prior to the date of the previous year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under the Amended and Restated By-Laws, if the Company does not receive notice of an intent to make such a nomination on or after February 1, 2020 and on or prior to March 3, 2020, then the notice will be considered untimely and the Company will not be required to present such nomination at the 2020 annual meeting.

Director Refreshment: Evaluation Process, Development and Education

The Board recognizes that a constructive evaluation process is an essential component of director refreshment and annually conducts a robust peer and self-evaluation in conjunction with its annual board and committee evaluation process. The Corporate Governance and Nominating Committee oversees the evaluation process and reviews the format of the evaluation to ensure that actionable feedback is solicited related to the operation of the Board, its committees and director performance. In addition to evaluating the Board and committees, the peer and self-evaluation process serves as a mechanism to measure clear performance standards, both objective and subjective, and the Board Chair meets annually with each director to review their evaluation results. The chart below outlines the evaluation process.

Evaluation

- Corporate Governance and Nominating Committee reviews evaluation format and process to determine if any changes should be recommended
- Each director completes an evaluation of the Board, applicable committee(s), and peer and self-assessment

Summary of Results

- The Corporate Secretary aggregates and summarizes the responses, which are not attributed to specific board or committee members to promote candor
- Board Chair and Corporate Governance and Nominating Committe Chair review evaluation results and meet to identify issues or action items
- Corporate Governance and Nominating Committee reviews all ratings to identify issues or recommend action items
- Each committee reviews its ratings to identify issues or recommend action items

1:1 Meetings

- Board Chair conducts 1:1 meetings with each director to discuss peer and self-evaluation results and discuss development oppportunities if appropriate
- Board Chair informs Corporate Governance and Nominating Committee Chair when 1:1 meetings are completed and provides any additional feedback obtained

Board Reporting and Actions

- Board Chair provides a verbal report to the Board regarding the assessment results, 1:1 meetings, and discusses issues or action items
- As an outcome of the discussions, the Board Chair and each committte chair implement any agreed upon improvements identified

The Board is committed to continuing director education and development and solicits director feedback on education topics. This feedback was utilized to develop educational opportunities in 2018 including internally developed presentations as well as programs presented by third parties on topics such as: strategic planning, executive compensation best practices and trends, cybersecurity, and emerging issues in the financial services sector. The Company provides financial support for director education, the Board reviews the Director Education Report at each quarterly Board meeting, and all directors are in compliance with the Board’s director education guidelines.

ITEM 1 - ELECTION OF DIRECTORS

The Company’s Amended and Restated By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect four directors to hold office until the 2022 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the four persons named as nominees by the Board herein. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. In the event that any nominee should be unable or unwilling to serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Each director will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Votes will be tabulated by an inspector of elections appointed by the Board.

Prior to the conversion to the previously discussed mirror image board structure, the Company and FBB Boards consisted of a combined total of 20 directors. The new structure simplified and streamlined processes between the two boards and decreased the total number of directors to 12. The following sets forth certain information, about the Board’s nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

Nominees for Election at the Annual Meeting

Terms expiring at the 2022 Annual Meeting

Jan A. Eddy, age 69, has served as a director of the Company since October 2003, is the Corporate Governance and Nominating Committee Chair and serves on the Compensation Committee. Ms. Eddy joined the FBB Board in November 2018 as part of the establishment of the mirror image board structure. She previously served as a director of FBB from April 1990 to May 2010 and served as FBB Board Chair from January 2004 to May 2010. Ms. Eddy founded Wingra Technologies, a designer and distributor of software, and served as President and Chief Executive Officer of Wingra Technologies from October 1991 to January 2005, when Quest Software purchased Wingra Technologies. Ms. Eddy held the position of Business Development Executive at Quest Software from January 2005 until her retirement in October 2005. Ms. Eddy serves on the boards of Edgewood College and the Sauk Prairie Healthcare Foundation, and serves or has served on the boards of other privately held companies and non-profit organizations.

The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Ms. Eddy is qualified to serve on the Board, as well as on the Corporate Governance and Nominating Committee and the Compensation Committee, include the items referenced on the Director Skills, Attributes and Qualifications Matrix as well as her financial services industry expertise as an FBB director, CEO-level experience as founder and chief executive officer of her own company in strategy development and implementation, mergers and acquisitions and enterprise risk management, her significant governance experience from service on other boards and her strong background in information technology.

W. Kent Lorenz, age 56, has served as a director of the Company since June 2018 and serves on the Audit Committee and Operational Risk Committee. He has served as a director of FBB since August 2017. He previously served on the FBB-Milwaukee Board from January 2010 until the Bank charter consolidation in June 2017 at which time he became a member of the FBB Milwaukee Advisory Board. Mr. Lorenz is the retired Chairman and CEO of Acieta LLC, a provider of advanced industrial robotic automation systems to North American manufacturers and their global affiliates. He is the Managing Partner of DKR Investors LLC, a commercial real estate investment company. Mr. Lorenz serves on the

Wisconsin Technical College System Board of Directors where he currently serves as board secretary and also serves on the boards of other private and non-profit organizations.

The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Mr. Lorenz is qualified to serve on the Board, as well as the Audit Committee and Operational Risk Committee, include the items referenced on the Director Skills, Attributes and Qualifications Matrix as well as his financial services industry expertise as an FBB director, his CEO-level experience in core management disciplines, strategy development and implementation, human resources, financial management, mergers and acquisitions, and his governance experience through service on other boards.

Timothy J. Keane, age 72, has served as a director of the Company since December 2018 and serves on the Operational Risk Committee. He has served as a director of FBB since August 2017. He previously served on the FBB-Milwaukee Board from January 2004 until the Bank charter consolidation in June 2017 at which time he became a member of the FBB Milwaukee Advisory Board. Mr. Keane has served on the FBB Kansas City Advisory Board since August 2017. Mr. Keane is the Managing Investor and Director of Golden Angels Investors, LLC, President of Keane Consultants, is a limited partner in several venture and private equity funds, and provides data analytics strategy consulting services to a small group of companies. He was the founder and CEO of Retail Target Marketing Systems (RTMS), now a unit of Fidelity Information Services. Mr. Keane serves on the boards of other privately held companies.

The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Mr. Keane is qualified to serve on the Board, as well as the Operational Risk Committee, include the items referenced on the Director Skills, Attributes and Qualifications Matrix as well as his financial services industry expertise as a FBB director, his CEO-level experience as founder of multiple companies, 15 years of leading entrepreneurship programs, and his experience in enterprise risk management, data analytics, and mergers and acquisitions.

Carol P. Sanders, age 51, has served as a director of the Company since September 2016 and is the Audit Committee Chair. Ms. Sanders joined the FBB Board in November 2018 as part of the establishment of the mirror image board structure. Ms. Sanders has been the President of Carol P. Sanders Consulting LLC, a consulting firm providing executive-level consulting services to the insurance and technology industries, since July 2015. Ms. Sanders has over 25 years of experience in the insurance industry, including serving as the Executive Vice President, Chief Financial Officer and Treasurer of Sentry Insurance from July 2013 to June 2015 and as Executive Vice President and Chief Operating Officer of Jewelers

Mutual Insurance Company from November 2012 to June 2013 where she previously served in other executive capacities from September 2004 to November 2012. Ms. Sanders has served on the board of directors of Alliant Energy Corporation (“Alliant”), a publicly traded Wisconsin-based public utility holding company, and its two utility subsidiaries since December 2005. She currently serves as chair of Alliant’s audit committee and as a member of Alliant’s nominating and governance and executive committees and previously served as a member and chair of Alliant’s compensation and personnel committee. Ms. Sanders has served on the board of directors of RenaissanceRe Holdings Ltd. (“RenaissanceRe”), a publicly traded global provider of reinsurance and insurance, since 2016 and is a member of that company’s audit committee. Ms. Sanders also serves on the board of a privately held company.

The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Ms. Sanders is qualified to serve on the Board, as well as the Audit Committee, include the items referenced on the Director Skills, Attributes and Qualifications Matrix as well as over 25 years of experience as an executive in the insurance industry, her board and committee service with other public companies and her executive-level background in finance, operations, strategic planning, enterprise risk management and human resources.

THE BOARD RECOMMENDS EACH OF THE FOREGOING NOMINEES FOR ELECTION AS DIRECTOR AND URGES EACH SHAREHOLDER TO VOTE “FOR” EACH OF THE NOMINEES.

Directors Continuing in Office

Terms expiring at the 2020 Annual Meeting

Ralph R. Kauten, age 67, has served as a director of the Company since December 2018 and is a member of the Audit Committee and Operational Risk Committee. He has served on the FBB Board since July 2004 and served as FBB Board Chair from June 2018 until November 2018. Mr. Kauten is the co-owner of Mirus Bio and owner of Air-Lec Industries, both private companies. Mr. Kauten served as an executive for a number of Wisconsin biotechnology companies, including Promega Corporation, PanVera Corporation, Quintessence Biosciences, Inc. and Lucigen Corporation. His prior positions include being a Faculty Member at the University of Wisconsin-Whitewater, Plant Controller of the

Ortega taco plant for Heublein, Inc., and Senior Auditor for Grant Thornton, CPAs. Mr. Kauten is a member of the board of SSM Healthcare of Wisconsin, currently serving as chair, and serves or has served on the boards of other privately held companies and non-profit organizations.

The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Mr. Kauten is qualified to serve on the Board, as well as the Audit Committee and Operational Risk Committee, include the items referenced on the Director Skills, Attributes and Qualifications Matrix as well as his financial services industry expertise as an FBB director, being a co-founder and serving as the CEO and chairman of the board for numerous companies in the biotechnology industry, his role in shaping the purpose, vision and strategy of those companies, and his experience in mergers and acquisitions.

Gerald L. (Jerry) Kilcoyne, age 59, has served as a director of the Company since November 2011, Board Chair since October 2018 and is the Operational Risk Committee Chair. Mr. Kilcoyne joined the FBB Board and was elected FBB Board Chair in November 2018 as part of the establishment of the mirror image board structure. He previously served as a director of FBB from August 2005 through July 2018 and served as FBB Board Chair from May 2010 until June 2018. He served as a director of First Business Equipment Finance, LLC, a wholly-owned subsidiary of FBB, from January 2006 until August 2017 and as a director of Alterra Bank from May 2016 until June 1, 2017 at which time Alterra Bank was consolidated into FBB. He served as a director of First Business Capital Corp., a wholly-owned subsidiary of FBB, from January 2006 to December 2013. Mr. Kilcoyne has been Managing Partner of Pinnacle Enterprises, LLC, a private investment holding company since February 1997.

The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Mr. Kilcoyne is qualified to serve on the Board, as well as the Operational Risk Committee, include the items referenced on the Director Skills, Attributes and Qualifications Matrix as well as his financial services industry expertise as an FBB director, CEO-level experience in strategic planning and financial management, and over 25 years involvement in mergers and acquisitions.

Daniel P. Olszewski, age 53, has served as a director of the Company since December 2018 and is a member of the Operational Risk Committee. He has served as a director of FBB since August 2010 and he served as a director of First Business Capital Corp., a wholly-owned subsidiary of FBB, from January 2011 to November 2018. Mr. Olszewski is the Director of the Weinert Center for Entrepreneurship, a campus-wide Entrepreneurship Program, at the UW-Madison School of Business. He previously served as the COO, CEO and chair of the board of PNA Holdings, LLC/Parts Now!, and was CEO of Katun Corporation. He began his career with strategic management consulting firm, McKinsey

& Company. Mr. Olszewski currently serves on the board of the National Guardian Life Insurance Company, a private company, and has served on the boards of other privately held companies and non-profit organizations.

The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Mr. Olszewski is qualified to serve on the Board include the items referenced on the Director Skills, Attributes and Qualifications Matrix as well as his financial services industry expertise as an FBB director, background as an executive with responsibility for strategic development in international agribusiness and biotechnology industries as well as his CEO-level experience in acquisition and strategic planning and growth.

Carla C. Chavarria, (formerly known as Carla C. Sanders), age 53, has served as a director of the Company since June 2017 and is a member of the Compensation Committee. Ms. Chavarria joined the FBB Board in November 2018 as part of the establishment of the mirror image board structure. Ms. Chavarria is Senior Vice President of Human Resources and a member of the executive committee for AMC Entertainment Inc., a publicly traded company. In this role she is responsible for the strategic development and implementation of benefits, community relations, compensation, employment practices, human resource systems, talent acquisition and training and development. Ms. Chavarria currently serves on the boards of several community and non-profit organizations.

The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Ms. Chavarria is qualified to serve on the Board, as well as the Compensation Committee, include the items referenced on the Director Skills, Attributes and Qualifications Matrix as well as her background as an executive in human resources, recruitment, and strategic development of human resources systems and services for over 20 years as well as her executive-level experience in enterprise risk management and strategic planning.

Terms expiring at the 2021 Annual Meeting

Laurie S. Benson, age 65, has served as a director of the Company since December 2018 and is a member of the Corporate Governance and Nominating Committee and the Compensation Committee. She has served as director on the FBB Board since July 2009 and as a member of the FBB Northeast Advisory Board since August 2012. Ms. Benson has served as the Executive Director of Nurses on Boards Coalition since 2016. Ms. Benson is the CEO of LSB Unlimited, which provides consulting services to businesses on complex issues and opportunities. Ms. Benson co-founded and served as CEO of Inacom Information Services from its inception in 1984 until its sale to CORE BTS in 2009. She currently serves on the boards of several privately held companies.

The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Ms. Benson is qualified to serve on the Board, as well as the Corporate Governance and Nominating Committee and Compensation Committee, include the items referenced on the Director Skills, Attributes and Qualifications Matrix as well as her financial services industry expertise as an FBB director, CEO-level experience in strategy development and implementation, governance experience through service on boards and other board committees, marketing and business sales expertise, and a strong background in the technology solutions sector.

Mark D. Bugher, age 70, has served as a director of the Company since July 2005, is Compensation Committee Chair and a member of the Corporate Governance and Nominating Committee. Mr. Bugher joined the FBB Board in November 2018 as part of the establishment of the mirror image board structure. Mr. Bugher served as the Director of University Research Park in Madison, Wisconsin from 1999 until his retirement in November 2013. University Research Park is a non-profit research and technology park involved in developing, leasing and managing properties for technology sector businesses affiliated with the University of Wisconsin-Madison. Prior to this role, Mr. Bugher served as Secretary of the State of Wisconsin Department of Revenue and Secretary of the State

of Wisconsin Department of Administration. Mr. Bugher serves on the board of directors of MGE Energy, Inc., a publicly traded utility company, and its affiliate, Madison Gas and Electric Company and also serves on the audit committee and compensation committee of MGE Energy, Inc. Mr. Bugher additionally serves on the board of directors and as Chair of the Marshfield Clinic Health System and has served in leadership positions as chairman or board member for many organizations promoting economic development in Wisconsin.

The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Mr. Bugher is qualified to serve on the Board, as well as the Compensation Committee and Corporate Governance and Nominating Committee, include the items referenced on the Director Skills, Attributes and Qualifications Matrix as well as his executive-level experience in strategy development and implementation, governance experience through service on boards including another public company board and other board committees, economic development expertise, and a strong background in the commercial real estate, government and health care sectors.

Corey A. Chambas, age 56, has served as a director of the Company since July 2002, as Chief Executive Officer (“CEO”) of the Company since December 2006 and as President of the Company since February 2005. He served as Chief Operating Officer of the Company from February 2005 to September 2006 and as Executive Vice President of the Company from July 2002 to February 2005. Mr. Chambas joined the FBB Board in November 2018 as part of the establishment of the mirror image board structure. He served as CEO of FBB from July 1999 to September 2006 and as President of FBB from July 1999 to February 2005. He currently serves as a director of First Madison Investment Corp., a wholly-owned subsidiary of FBB. Mr. Chambas also serves as chair on the board of directors and as a member of the management development & compensation committee of M3 Insurance Solutions, Inc., a privately held insurance agency, and has served on the boards of other privately held companies and non-profit organizations.

The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Mr. Chambas is qualified to serve on the Board include the items referenced on the Director Skills, Attributes and Qualifications Matrix as well as the depth and breadth of his experience as CEO of the Company and his over 30 years of financial services industry experience with specific focus in the commercial banking sector, his CEO-level experience in core management disciplines including strategy development and implementation, human resources, financial management and sales and marketing and his governance experience through service on the boards of other privately held companies and non-profit organizations.

John J. Harris, age 66, has served as a director of the Company since January 2012 and is a member of the Audit Committee and Corporate Governance and Nominating Committee. Mr. Harris joined the FBB Board in November 2018 as part of the establishment of the mirror image board structure. Mr. Harris served as a professional in the investment banking industry for most of his career, most recently as Managing Director of the Investment Banking Financial Institutions Group of Stifel Nicolaus Weisel. Mr. Harris retired from this position in 2010. Prior to this role, Mr. Harris was Managing Director of the Investment Banking Financial Institutions Group of Piper Jaffray & Co. from 2005 to 2007 and a Principal in the Investment Banking Financial Institutions Group of William Blair & Co.,

LLC from 2000 to 2005.

The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Mr. Harris is qualified to serve on the Board, as well as on the Audit Committee and Corporate Governance and Nominating Committee, include the items referenced on the Director Skills, Attributes and Qualifications Matrix as well as over 25 years of experience providing financial advisory services to senior management, boards and special committees of publicly traded and privately held companies, extensive experience in the financial services sector and with mergers and acquisitions, and significant work advising clients on capital formation and execution of public and private capital raises.

Director Disclosures

None of the above-named directors or director nominees held a directorship at any public company or any company registered as an investment company under the Investment Company Act during the past five years, except for (i) Mr. Bugher, who serves on the board of directors and the compensation and audit committees of MGE Energy,

Inc., (ii) Ms. Sanders, who serves on the board of directors, as chair of the audit committee and as a member of both the nominating and governance and executive committees of Alliant, and is on the board of directors and a member of the audit committee of RenaissanceRe, and (iii) Mr. Chambas, who, until February 26, 2018, served on the board of directors of Three Lakes Securities, LLC , which was a registered investment advisor. None of the directors, executive officers or nominees is related to one another and there are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of the Company’s directors or executive officers have been selected for their respective positions. None of the above-named directors or director nominees was a party to any SEC enforcement actions or any legal proceedings that are material to an evaluation of their ability or integrity in the past ten years.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of 10% or more of the outstanding Common Stock to file reports concerning their ownership of Company equity securities with the SEC. Based solely upon a review of such reports, other than one Form 4 filing related to the withholding of shares to satisfy tax withholding obligations and one Form 3 filing related to the appointment of a Section 16 officer, the Company believes that during the fiscal year ended December 31, 2018, all of its directors and executive officers complied with the Section 16(a) filing requirements.

Independent Directors and Meeting Attendance

Of the twelve directors currently serving on the Board, the Board has determined that all except for Mr. Chambas, the Company’s President and Chief Executive Officer, are “independent directors” for purposes of applicable Nasdaq rules.

Directors are expected to attend the Company’s annual meeting of shareholders each year. All directors who were Board members at the time, attended the Company’s 2018 annual meeting.

The Board held nine meetings in 2018. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during 2018 while he or she was a director and (2) the total number of meetings held by all committees of the Board on which such director served during 2018 while he or she was a member of such committees.

Board Leadership Structure

The roles of Board Chair and Chief Executive Officer are held separately. Mr. Kilcoyne serves as Board Chair and Mr. Chambas serves as Chief Executive Officer. The Board believes that at this time, separation of these roles is in the best interests of the Company and its shareholders because separation:

•	allows for additional talents, perspectives and skills on the Board;

•	preserves the distinction between the Chief Executive Officer’s leadership of management and the Board Chair’s leadership of the Board;

•	promotes a balance of power and an avoidance of conflict of interest;

•	provides an effective channel for the Board to express its views on management; and

•	allows the Chief Executive Officer to focus on leading the Company and the Board Chair to focus on leading the Board, monitoring corporate governance and shareholder issues.

Mr. Kilcoyne has served on the Company's Board since November 2011 and as a member of the FBB Board since August 2005. This separation provides the Company with the benefit of a Board Chair who fully understands the risks, issues and opportunities relating to the Company and the financial services industry.

Committees

The Board conducts its business through meetings of the Board and the following standing Committees: Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Operational Risk Committee. Each of these committees has the responsibilities set forth in a formal written charter approved by the Board. The Board has also adopted guidelines on significant corporate governance matters that, together with the Company’s Code of Conduct and other policies, create the Board’s corporate governance standards. Copies of these charters and the Corporate Governance Guidelines are available on the Company’s website located at ir.firstbusiness.com/govdocs. The following table reflects the current membership of each standing Board Committee:

Name(1)	Audit	Compensation	Corporate Governance and Nominating	Operational Risk
Laurie S. Benson
Mark D. Bugher		Chair
Carla C. Chavarria
Jan A. Eddy			Chair
John J. Harris
Ralph R. Kauten
Timothy J. Keane
Gerald L. Kilcoyne(2)				Chair
W. Kent Lorenz
Daniel P. Olszewski
Carol P. Sanders(3)	Chair
Number of Meetings in 2018	5	7	5	0(4)

(1)	Mr. Chambas is not a member of a standing committee.

(2)	Mr. Kilcoyne served as a member of the Audit Committee and Compensation Committee until October 26, 2018 and was elected Operational Risk Committee Chair on October 26, 2018.

(3)	Ms. Sanders qualifies as an “audit committee financial expert”.

(4)	The Operational Risk Committee was formed on October 26, 2018 and the first meeting was held on January 23, 2019.

Audit Committee
The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the Company’s accounting and financial reporting processes and the audits of the financial statements of the Company. The Audit Committee presently consists of Carol P. Sanders (Chair), John J. Harris, Ralph R. Kauten, and W. Kent Lorenz, each of whom meets the requirements set forth in Nasdaq Listing Rule 5605(c)(2)(A) and the independence standards set forth in Rule 10A-3(b)(1) promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has thus determined that each of the Audit Committee’s current members is qualified to serve in such capacity. The Board has determined that Carol P. Sanders qualifies as an “audit committee financial expert,” for purposes of applicable SEC regulations, and has the financial sophistication required by applicable Nasdaq rules because she has the requisite attributes through, among other things, her education and experience as a certified public accountant and financial executive in the insurance industry and her service on the audit committee of other public companies.

Compensation Committee
The Compensation Committee reviews and recommends to the Board the compensation structure for the Company’s directors and executive officers, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation, and administers the Company’s long-term incentive plan. Mark D. Bugher (Chair), Laurie S. Benson, Carla C. Chavarria, and Jan A. Eddy are the current members of the Compensation Committee, each of whom is considered to be “independent” and meets the requirements set forth in applicable Nasdaq rules and the independent standards set forth in Rule 10C-1(b)(1) promulgated by the SEC under the Exchange Act. The Board has determined that none of the aforementioned directors has a relationship to the Company which is material to his or her ability to be independent from management in connection with the duties of a Compensation Committee member and has further determined that each of the Compensation Committee’s current members is qualified to serve in such capacity.

Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee’s primary functions are to recommend persons to be selected by the Board as nominees for election as directors; recommend persons to be elected to fill any vacancies on the Board; lead the Board in its annual review of Board performance, Board and committee structure and director independence; develop and recommend to the Board corporate governance principles, policies and procedures and oversee execution of the Company’s enterprise risk management and succession planning programs and advise the Board on the effectiveness of these programs. The Corporate Governance and Nominating Committee presently consists of Jan A. Eddy (Chair), Laurie S. Benson, Mark D. Bugher, and John J. Harris. The Board has determined that each of the Corporate Governance and Nominating Committee members is considered to be “independent” according to applicable Nasdaq rules and has further determined that each current member is qualified to serve in such capacity.

Operational Risk Committee
As part of the Corporate Governance and Nominating Committee’s comprehensive review of the Company’s overall governance structure and practices as discussed on page 2 - “Corporate Governance Principles and Practices”, the Board unanimously approved the creation of the Operational Risk Committee as a new standing committee. While the Board continues to maintain primary responsibility and oversight for Enterprise Risk Management (“ERM”), the Operational Risk Committee's primary functions are to evaluate, monitor and advise the Board on all matters relating to maintaining the right “tone at the top” and to evaluate the Company's strategic risk based on an assessment of the Company's strategies in the context of the Company's overall risk tolerance, related opportunities and capacity to manage the resulting risk. The Board has additionally delegated assessment and management of credit, compliance, operational, information security/cyber and liquidity risks to the Operational Risk Committee. The Operational Risk Committee presently consists of Gerald L. Kilcoyne (Chair), Ralph R. Kauten, Timothy J. Keane, W. Kent Lorenz, and Daniel P. Olszewski.

Board Role in Risk Oversight

Oversight of Risk
•
The Board has an active and ongoing role in the management of the risks of the Company. It is responsible for general oversight of risk management;

•
The Corporate Governance and Nominating Committee has responsibility for the oversight of the Company’s enterprise risk management program (“ERM Program”) including overseeing management’s execution of the ERM Program, periodically evaluating the effectiveness of the Board’s risk management structure and processes and ensuring appropriate Board-level risk reporting;

•
The Operational Risk Committee was established in 2018 to evaluate and monitor the Company's strategic risk and its key operational risks;

•
Company management is responsible for assessing and managing risk through robust internal processes and effective internal controls and for providing the status of each category of Company risk effective reporting to the Board and its committees.

The Company believes that establishing the right “tone at the top” and providing for full and open communication between management and the Board is essential for effective risk management and oversight. The Board, acting as a whole and through its committees, is responsible for oversight of the Company’s enterprise wide risk management including, but not limited to, strategic, financial, credit, liquidity, compensation, information security, regulatory and operational risks. Given the critical link between strategy and risk, the Board is also responsible for developing strategies based on an assessment of the Company’s overall risk tolerance, the related opportunities and the capacity to manage the resulting risk. As part of its ongoing planning, the Board discusses with executive management the strategies, key challenges, risks and opportunities facing the Company.

Under the ERM Program, a Risk Dashboard has been developed, the Company’s most significant risks along with related metrics/key risk indicators (“KRIs”) have been identified and risk tolerance thresholds established. ERM is a standing agenda item for each of the Board’s regular quarterly meetings. At these meetings the Board reviews the Risk Dashboard, the status of each KRI relative to the designated tolerance threshold and the related remediation plans. The Board has delegated oversight of each of the key risks to either the Audit, Compensation, Corporate Governance and Nominating or Operational Risk Committee in accordance with the committee charters. These charters are reviewed annually to reflect the changing risk environment. Each committee monitors the assigned specific key risks, determines whether the key risk is within tolerance and ensures that appropriate mitigation plans are in place for all out-of-tolerance risks, identifies emerging risks, reports back to the Board with recommendations and updates and apprises the Board of any areas of concern. The following table summarizes each committee’s role in the risk oversight function:

Committee	Risk Oversight Focus
Audit Committee
•
Monitors the integrity of the financial statements, effectiveness of internal controls over financial reporting, compliance with applicable legal and regulatory requirements, and the performance of the Company's internal independent auditors.

Compensation Committee
•
Oversees the Company’s executive compensation program, evaluates risks presented by all compensation programs and confirms that the programs do not encourage risk-taking to a degree that is likely to have a materially adverse impact on the Company, do not encourage the management team to take unnecessary and excessive risks that threaten the value of the Company and do not encourage the manipulation of reported earnings of the Company.

Corporate Governance and Nominating Committee	• Assures the ERM Program is operating effectively. • Monitors key risks including risks relating to corporate governance structure, director independence, succession, and reputation.
Operational Risk Committee
•
Monitors the strategic risk based on an assessment of the Company's strategies in the context of the Company's overall risk tolerance, related opportunities and capacity to manage the resulting risk.
•
Evaluates, monitors and advises the Board on all matters relating to maintaining the right tone at the top.
•
Monitors key risks, including: credit risk; information security/cyber risk; regulatory, compliance and legal risk; operational risk and liquidity and market risk.

Management is responsible for the day to day management of the Company’s key risks and operates through a Senior Management Risk Committee (“SMRC”) which monitors key risks, develops and executes remediation plans as appropriate, identifies emerging risks, evaluates the effectiveness of the Company’s risk management processes and reports such to the Board or its committees on a regular basis.

More information about risks facing the Company is available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, Part I, Item IA, Risk Factors.

CEO and Executive Officer Succession Planning

Succession planning and leadership development are top priorities for the Board and management.  Because of the significance of the CEO’s leadership, the Board retains primary responsibility for oversight of CEO succession planning as well as overall executive leadership development and succession planning practices and strategies. The Board has delegated certain responsibility for the ongoing development and monitoring of CEO and executive officer succession planning to the Corporate Governance and Nominating Committee, and at least annually, that committee reviews the policies and principles of selecting a successor to the CEO. The Board participates in this annual review of the CEO succession plan. This review includes an assessment of potential CEO candidates, contingency plans in the event of a sudden termination (including death or disability), development plans that are being utilized to strengthen the skills and qualifications of candidates and the Company CEO’s recommendations for contingency and longer term succession planning for the CEO and executive officer positions.  The Corporate Governance and Nominating Committee in accordance with its charter also reviews succession plans for the other executive officers.

Communications with the Board of Directors

Shareholders may communicate with the Board by writing to First Business Financial Services, Inc., Board of Directors (or, at the shareholder’s option, to a specific director), c/o Lynn Ann Parrish, Corporate Secretary, 401 Charmany Drive, Madison, Wisconsin 53719. The Corporate Secretary will ensure that the communication is delivered to the Board or the specified director, as the case may be.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 4, 2019 by: (i) each director and director nominee; (ii) each of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”); (iii) all of the directors, director nominees and executive officers (including the Named Executive Officers) as a group; and (iv) persons known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned by such holder. The percentage of beneficial ownership shown in the following table is based on 8,778,859 shares of Common Stock outstanding as of March 4, 2019. For purposes of calculating each person’s or group’s percentage ownership, shares of common stock issuable pursuant to the terms of restricted stock units vesting within 60 days after March 4, 2019 are included as outstanding and beneficially owned for that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned
Laurie S. Benson...............................................................	3,200	(1)	*
Mark D. Bugher.................................................................	9,533	(2)	*
Corey A. Chambas............................................................	139,103	(3)	1.6%
Carla C. Chavarria.............................................................	0		*
Jan A. Eddy.......................................................................	17,056	(4)	*
John J. Harris....................................................................	10,000	(5)	*
Ralph R. Kauten...............................................................	25,188	(6)	*
Timothy J. Keane.............................................................	7,123	(7)	*
Gerald L. Kilcoyne...........................................................	44,636	(8)	*
W. Kent Lorenz.................................................................	19,169	(9)	*
Michael J. Losenegger......................................................	32,930	(10)	*
Mark J. Meloy…….……………………………….........	49,026	(11)	*
Daniel P. Olszewski...........................................................	19,176	(12)	*
Carol P. Sanders……………………………………........	1,507	(13)	*
David R. Seiler..................................................................	10,846	(14)	*
Edward G. Sloane, Jr………………………………........	10,119	(15)	*
All directors, nominees and executive officers as a group (19 persons)........................................	461,783	(16)	5.3%
5% Holders
The Banc Funds Company, LLC ………..........................	675,852	(17)	7.7%
Manulife Financial Corporation …………………….......	504,731	(18)	5.7%
BlackRock, Inc. .................................……………….......	456,005	(19)	5.2%
____________________
* Denotes less than 1%.

(1)	All shares held by Ms. Benson through an IRA.
(2)
Includes 160 shares held by Mr. Bugher through an IRA, 6,873 shares held in a revocable trust held jointly with his spouse, 500 shares held by Mr. Bugher’s spouse directly and 2,000 shares held by his spouse through an IRA.

(3)	Includes 16,623 restricted shares over which Mr. Chambas has voting power but does not have investment power, and 16,992 shares held through Mr. Chambas’ 401(k) Plan.
(4)	All shares held jointly with Ms. Eddy’s spouse.
(5)	All shares held jointly with Mr. Harris’ spouse.
(6)	Includes 12,687 shares held by Mr. Kauten through a family-owned LLC.
(7)	Includes 2,217 shares held jointly with Mr. Keane’s spouse.
(8)	All shares held in a revocable trust held jointly with Mr. Kilcoyne’s spouse.
(9)	Includes 2,520 shares held by Mr. Lorenz through an IRA, 8,471 shares held in a revocable trust held jointly with his spouse, and 8,178 shares held by his spouse through an IRA.
(10)
Includes 5,397 restricted shares over which Mr. Losenegger has voting power but does not have investment power, and 2,000 shares held by Mr. Losenegger through an IRA and 400 shares held jointly with Mr. Losenegger’s spouse.

(11)	Includes 6,150 restricted shares over which Mr. Meloy has voting power but does not have investment power, and 41,246 shares held jointly with Mr. Meloy’s spouse.
(12)	All shares held in a revocable trust held jointly with Mr. Olszewski’s spouse.
(13)	Includes 670 shares held jointly with Ms. Sanders’ spouse and 837 shares held by Ms. Sanders through a SEP IRA.
(14)	Includes 8,316 restricted shares over which Mr. Seiler has voting power but does not have investment power.
(15)	Includes 7,089 restricted shares over which Mr. Sloane has voting power but does not have investment power, and 1,000 shares held jointly with Mr. Sloane’s spouse.
(16)
Includes 59,322 restricted shares over which the individuals have voting power but do not have investment power, 10,678 shares held by spouses of the group members, 76,413 shares held through direct joint ownership with spouses of the group members and 79,826 shares held in revocable trusts of the group members and their spouses.

(17)
Information based on Schedule 13G/A filed with the SEC on February 12, 2019 by Banc Fund VII L.P., Banc Fund VIII L.P., Banc Fund IX L.P., and Banc Fund X L.P. (collectively, the “Banc Fund Reporting Persons”). According to the Schedule 13G/A, Banc Fund VIII L.P. had sole voting and dispositive power with respect to 459,100 shares, Banc Fund IX L.P. had sole voting and dispositive power with respect to 206,752 shares, and Banc Fund X L.P. had sole voting and dispositive power with respect to 10,000 shares. According to the Schedule 13G/A, each of the Banc Fund Reporting Persons lists its address as 20 North Wacker Drive, Suite 3300, Chicago, IL 60606.

(18)
Information based on Schedule 13G/A filed with the SEC on February 14, 2019 by Manulife Financial Corporation, Manulife Asset Management (US) LLC, and Manulife Asset Management Limited. According to the Schedule 13G/A, Manulife Asset Management (US) LLC had sole voting and dispositive power with respect to 497,460 shares and Manulife Asset Management Limited had sole voting and dispositive power with respect to 7,271 shares. According to the Schedule 13G/A, the principal business offices of Manulife Financial Corporation and Manulife Asset Management Limited are located at 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5 and the principal business office of Manulife Asset Management (US) LLC is located at 197 Clarendon Street, Boston, Massachusetts 02116.

(19)
Information based on Schedule 13G filed with the SEC on February 8, 2019 by BlackRock, Inc.  According to the Schedule 13G, BlackRock, Inc. held sole voting power with respect to 442,062 shares, and sole dispositive power with respect to 456,005 shares.  According to the Schedule 13G, their principal business office is 55 East 52nd Street New York, NY 10055.

DIRECTOR COMPENSATION

In 2018, each non-employee director of the Company received an annual retainer of $24,000, paid quarterly. As the Company’s Board Chair and founder, Mr. Smith received additional cash compensation of $151,675. Effective, October 26, 2018, Mr. Kilcoyne began to receive an additional annual retainer of $60,250, paid quarterly, for his role as Board Chair. The Compensation Committee Chair and the Corporate Governance and Nominating Committee Chair received additional annual retainers of $5,000, while the Audit Committee Chair received an additional annual retainer of $10,000. All Board and committee members, except those serving as executive officers of the Company, were paid $750 for each Board and committee meeting attended. All director and committee fees were paid in cash.

	Fees earned or paid in cash	Stock awards	All other compensation(1)	Total
Laurie S. Benson	$3,500	—	$17,317	$20,817
Mark D. Bugher	$42,500	—	—	$42,500
Carla C. Chavarria	$33,750	—	—	$33,750
Jan A. Eddy	$42,500	—	—	$42,500
John J. Harris	$34,500	—	—	$34,500
Ralph R. Kauten	$2,000	—	$21,417	$23,417
Timothy J. Keane	$2,000	—	$21,467	$23,467
Gerald L. Kilcoyne	$49,563	—	$13,200	$62,763
W. Kent Lorenz	$15,600	—	$17,600	$33,200
Daniel P. Olszewski	$2,750	—	$21,667	$24,417
Carol P. Sanders	$37,250	—	—	$37,250
Jerome J. Smith(2)	$175,675	—	—	$175,675

(1)	Includes FBB Board retainer and FBB Board and committee meeting attendance fees paid in cash.
(2)
Mr. Smith retired from the Board effective October 26, 2018. In connection with his retirement, the Company entered into a consulting agreement with Mr. Smith, which provides for future compensation following his retirement as described in our current reports on Form 8-K filed on August 17, 2018.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Company Overview and Strategy

The Company is a registered bank holding company engaged in the commercial banking business through its wholly-owned bank subsidiary (“FBB” or the “Bank”), headquartered in Madison, Wisconsin. All of the Company’s operations are conducted through the Bank and certain subsidiaries of the Bank. FBB operates as a business bank focusing on delivering a full line of commercial banking products and services tailored to meet the specific needs of small and medium sized businesses, business owners, executives, professionals and high net worth individuals. The Bank’s target markets are in Wisconsin, Kansas and Missouri and its specialty business lines serve clients nationwide. The Bank’s products and services include commercial lending, Small Business Administration (“SBA”) lending and servicing, asset based lending, equipment financing, factoring, trust and investment services, treasury management services and a broad range of deposit products.
The Company’s operating philosophy is predicated on deep client relationships in its target markets fostered by local expertise. This philosophy is built on guiding principles including an entrepreneurial spirit and disciplined sales process as core differentiators balanced with a conservative credit culture and the efficiency associated with providing centralized services. The Company’s business banking focus does not rely on an extensive branch network to attract retail clients and it supplements the business banking deposit base with a wholesale funding strategy.

New Long-Term Strategic Plan

Strategic planning was a top priority in 2018 as the Company rigorously challenged its strategic plan and developed a new long-term strategic plan to be executed over a five-year time horizon. The Company’s vision statement or objective over this five-year period is to excel by building the best team that works together to impact our client’s success more than any other financial partner. To meet this objective, the Company identified four key strategies which are linked to corporate financial goals and to all business units to ensure communication and execution are consistent at all levels. These four strategies are described below:

1.	The Company will identify, attract, develop and retain high performing talent to positively impact the overall performance and efficiency of the Company.

2.	The Company will increase internal efficiencies, deliver a differentiated client experience and drive client experience utilizing technology where possible.

3.	The Company will diversify and grow its deposit base.

4.	The Company will optimize its business lines for diversification and performance.

The Company has considered these strategies in setting criteria for the 2019 key performance measures used in the executive compensation program.

2018 Key Performance Measures

The Compensation Committee has identified the following as important financial metrics for the Company, which drive the execution of the Company’s long-term strategy and accordingly, have been selected as the performance measures for the executive compensation program.

Adjusted Top Line Revenue
•
Adjusted top line revenue was $84.1 million for the year ended December 31, 2018, defined as net interest income plus non-interest income less gains on the sale of SBA loans, was above superior primarily due to greater than anticipated average loan and lease balances and loan fees collected in lieu of interest.
•
The Company benefited from fourth quarter 2017 loan growth of $35.0 million, which predominately occurred in December of 2017, and $61.9 million of loan growth in the first quarter of 2018 marking the highest first quarter of growth in the history of the Company.

Efficiency Ratio
•
The efficiency ratio was 67.77% for the year ended December 31, 2018, which fell between threshold and target primarily due to greater than expected compensation expense resulting from the opportunistic addition of business development staff across the Company’s business lines.
•
The Company completed the rebuild of its SBA platform in 2017 and continued to add business development staff throughout 2018. Over time, the Company intends to achieve its target efficiency ratio range of 58-62% through proactive expense management and revenue growth efforts. These include our newly consolidated board membership, as well as efforts to increase SBA lending production and to increase commercial banking market share, particularly in our less mature markets, by continuing to prudently invest in production talent.

Return on Average Assets
•
Return on average assets (“ROAA”) was 0.86% for the year ended December 31, 2018, which fell between threshold and target. The reasons for the lower than expected ratio are consistent with the efficiency ratio variances discussed above, as well as the higher than anticipated credit costs and less than expected gains on the sale of SBA loans.
•
While strong fundamental performance in 2018 was partially offset by credit losses and SBA recourse provision from the acquired legacy SBA portfolio, management is encouraged by the progress in 2018 and confident the significant investment made across the Company’s footprint has built a foundation for sustainable growth in 2019 and beyond.

Additional information on the Company’s business results, including a discussion of the efficiency ratio, can be found in the Company’s 2018 Annual Report on Form 10-K under the Management’s Discussion and Analysis section.

The following chart depicts total return to the Company’s shareholders during the period beginning December 31, 2013 and ending December 31, 2018 compared to the Total Return Index for the Nasdaq Composite, which is a broad, nationally recognized index of stock performance by publicly traded companies and the SNL Bank Nasdaq, which is an index that contains securities of Nasdaq-listed companies classified according to the Industry Classification Benchmark as banks. The chart assumes that the value of the investment in the Company’s common stock and each of the three indices was $100 on December 31, 2013, and that all dividends were reinvested in FBIZ common stock.

Index	12/31/2013	12/31/2014	12/31/2015	12/31/2016	12/31/2017	12/31/2018
First Business Financial Services, Inc.	100.00	129.80	138.15	133.96	127.77	115.43
Nasdaq Composite Index	100.00	114.75	122.74	133.62	173.22	168.30
SNL Bank Nasdaq Index	100.00	103.57	111.80	155.02	163.20	137.56

Executive Compensation Highlights

The Company’s executive compensation program is designed to align with the Company’s business strategy and with creating long-term shareholder value. The executive compensation program is heavily weighted toward compensating its executives based on Company performance. To that end, the Company has implemented executive compensation policies and practices that reinforce its pay for performance philosophy and align with commonly viewed best practices and sound governance principles. Highlights include:

Linking Pay with Performance

The executive compensation program is rigorous in linking pay and performance and the program provides for the Compensation Committee’s and the Board’s use of judgment as appropriate to ensure alignment. The Long-Term Incentive Plan (“LTI Plan”) provides for grants of equity ownership thereby aligning the interests of the executive officers with those of the shareholders.

•
Beginning in 2019, the Company issued a combination of Performance Restricted Stock Units (“PRSU”) and Restricted Stock Awards (“RSA”) to its executive officers. The Company believes PRSUs incentivize executive officers to drive long-term company performance, thereby aligning the executive officers’ interests with the long-term interests of shareholders. The PRSUs will be measured on Total Shareholder Return (“TSR”) and Return on Equity (“ROE”) and will cliff-vest after a three-year measurement period based on the Company’s performance relative to a custom peer group. The executive officers’ grants will be weighted approximately 60% in PRSUs and 40% in RSAs.

•
Based on Company performance, and in particular based on the key financial metrics described previously, the Compensation Committee and Board exercised their judgment in reducing the restricted stock awarded in 2018 to its CEO and other Named Executive Officers (“NEOs”) by 50% from typical award levels.

•
Based on 2016 performance, and in particular based on the key metrics described previously, the Compensation Committee and Board exercised their judgment and no equity awards were granted to its CEO or Chief Credit Officer.

The Annual Cash Bonus Plan (“Annual Bonus Plan” or “Bonus Plan”) is designed to link pay and performance and uses a variety of key performance metrics (Adjusted Top Line Revenue, ROAA, Efficiency Ratio) which drive shareholder value and the Company’s business strategy. In 2017, the Compensation Committee and Board exercised their judgment and no annual cash bonus was paid to the CEO.

Based on 2017 performance, the Compensation Committee and Board exercised their judgment and determined NEO base salaries would not be increased in 2018.

Compensation Overview

•
The Company’s compensation philosophy utilizes a compensation mix of base salary, annual cash bonuses under the Company’s Bonus Plan and on long-term equity awards under the LTI Plan; this mix provides a variety of time horizons to balance near-term and long-term strategic goals.

•
The CEO’s employment agreement and executive officers’ change-in-control agreements require double-triggers upon a change-in-control. In addition, none of these agreements include an excise tax gross-up.

•
The Bonus Plan has a clawback provision that applies to all current and former executive officers. In the event that the financial results of the Company are restated as a result of material noncompliance with financial reporting requirements, the Company has the right to recoup certain incentive compensation paid.

•	The Company has Stock Ownership Guidelines; the CEO and all NEOs are in compliance.

•
The Company has no-hedging and no-pledging policies which prohibit all executive officers and Company directors from hedging or pledging Company shares; the CEO, all executive officers and all Company directors are in compliance.

Consideration of 2018 Say on Pay

At the Company’s 2018 annual meeting of shareholders, approximately 92% of voting shareholders approved the non-binding advisory proposal on the compensation of the Named Executive Officers, (commonly referred to as a “say-on-pay” vote).

The Board and the Compensation Committee pay careful attention to communications received from shareholders regarding executive compensation, including the non-binding advisory vote. The Company carefully considered the result of the 2018 advisory vote on executive compensation but not for specific 2018 compensation decisions.
Executive Compensation Program Overview

This Compensation Discussion and Analysis describes the Company’s compensation philosophy and policies for 2018 as applicable to the NEOs in the Summary Compensation Table on page 35. This section explains the structure and rationale associated with each material component of the NEOs’ compensation, and it provides important context for the more detailed disclosure tables and specific compensation amounts provided following the section. For 2018, the Compensation Committee engaged McLagan, a part of Aon Hewitt, as its outside independent compensation consultant. The Compensation Committee’s consultant regularly attends committee meetings and attends executive sessions as requested by the Compensation Committee’s Chair. McLagan facilitated a review of the Company’s compensation philosophy, short-term and long-term incentive plans and change in control agreements. McLagan was instrumental in designing and establishing measures for the PRSUs that were issued beginning in 2019.

The NEOs include the Company’s principal executive officer (i.e. CEO), principal financial officer (i.e. CFO) and the three other executive officers of the Company having the highest total compensation for executive officers serving in that capacity at the end of 2018. These five individuals, identified below, and throughout the proxy statement are the NEOs.

Named Executive Officer	Title
Corey A. Chambas	President and Chief Executive Officer of First Business Financial Services, Inc.
Edward G. Sloane, Jr.	Chief Financial Officer of First Business Financial Services, Inc.
David R. Seiler	Chief Operating Officer of First Business Financial Services, Inc.
Mark J. Meloy	Chief Executive Officer of First Business Bank
Michael J. Losenegger	Chief Credit Officer of First Business Financial Services, Inc.

The Compensation Committee reviews the performance of the CEO and determines and recommends to the Board for approval the salary, bonus and other compensation paid to him. The Compensation Committee relies upon the CEO’s assessment of each NEO’s individual performance, which considers the NEO’s efforts in achieving his individual goals each year, managing and developing employees and the enhancement of long-term relationships with clients, if applicable to his position.

Compensation Program Components

The Compensation Committee strives to provide an appropriate mix of compensation components, including finding a balance between current and long-term compensation and between cash and equity incentive compensation. Cash payments primarily are aligned with and reward more recent performance, while equity awards encourage the Company’s executives to continue to deliver results over a longer period of time and also serve as a retention tool. Compensation for the NEOs was allocated between base salary, annual incentive compensation and longer-term awards as follows.

Base Salary. The Compensation Committee generally reviews the base salaries of the NEOs at its December meeting and also makes periodic adjustments in connection with promotions, market conditions or changes in position. The salaries for 2018, determined by the Compensation Committee at the end of 2017, are set forth in the Summary Compensation Table on page 35. The Compensation Committee considers various factors including the base salary paid to the NEO in comparable positions in the Peer Group, the overall professional experience and background of the NEO, the performance of the Company versus key financial objectives as well as information provided by its compensation consultant in making these decisions.

At the end of 2018, the Compensation Committee reviewed the base salaries of the NEOs for 2019 and increased base salaries as shown below:

Name	Position	2018 Base Salary	2019 Base Salary
Corey A. Chambas	President and Chief Executive Officer	$443,456	$466,000
Edward G. Sloane, Jr.	Chief Financial Officer	$257,500	$270,375
David R. Seiler	Chief Operating Officer	$280,000 (1)	$291,200
Mark J. Meloy	CEO - First Business Bank	$220,001	$231,001
Michael J. Losenegger	Chief Credit Officer	$236,599	$250,795
(1) Mr. Seiler's salary increased to $280,000 on August 1, 2018.

Annual Bonus Plan. The Compensation Committee typically determines eligibility for annual bonus payments using the parameters defined in the Company’s Bonus Plan, which is a performance-based bonus plan for eligible officers and employees of the Company, including the NEOs. The plan is formulaic and has clear disclosure of the business drivers. As established, the Compensation Committee retains the right to modify the Bonus Plan or withhold payment at any time.

In 2018, the NEOs participating in the Bonus Plan earned bonuses based on the performance of the Company. The measure of the Company’s performance is based on a combination of measures including revenue growth goals, operating profitability goals and goals related to strategic objectives, as established and measured by the Compensation Committee and the Board. Each measure is equally weighted.

In January of each year, the Compensation Committee approves threshold, target and superior levels for each of the measures used in the Bonus Plan, given the expectations and strategies for each particular year.

Bonus payments under the Bonus Plan are determined by the formulas described below, although the Board reserves the right to modify downward the payouts in its sole judgment. The Bonus Plan has a safeguard of requiring that the Company must meet one-half of the return on asset threshold before any bonus payment can be made based on performance on any criteria.

The following chart outlines the performance measures that were used in the NEOs’ bonus calculations. The bonus calculations for all NEOs, were based 100% on the performance of the Company.

	Measure	Threshold	Target	Superior	Actual	Weighting

Company	Adjusted Top Line Revenue(1)	77,000,000	79,000,000	81,000,000	84,058,000	33.33%
	Efficiency Ratio(2)	68%	65%	62%	67.77%	33.33%
	Return on Average Assets(3)	0.85%	0.95%	1.05%	0.86%	33.33%

(1)	Adjusted Top Line Revenue is defined as net interest income ($67.3 million) plus non-interest income ($18.2 million) less gains from the sale of the guaranteed portion of SBA loans ($1.5 million).
(2)
Efficiency Ratio is defined as non-interest expense excluding the effects of the SBA recourse provision, impairment of tax credit investment losses or gains on foreclosed properties, amortization of other intangible assets and other non-operating items, if any.

(3)	Return on Average Assets is defined as net income divided by average assets.
The specific performance metrics established with respect to the Company’s 2018 performance include the following non-GAAP financial measures, which management believes are relevant measures to align employees’ performance with the Company’s profitability, growth and achievement of the Company’s strategic objectives:

•
Adjusted top line revenue is a key measure of growth and income diversification. Gains from the sale of SBA loans were excluded from the performance metric due to the volatility of SBA gains in 2017 and 2018.

•	The efficiency ratio measures operating expenses in relation to top line revenue. Certain non-operating and discrete items were excluded to remove volatility from the measure.

With respect to the bonus formula, bonuses under the Bonus Plan provide for bonus payments of 0% to 95% of eligible salary. The target annual incentive opportunities did not change in 2018. In 2018, the Bonus Plan provided that the President and Chief Executive Officer would receive up to 95% of his salary with a target payment of 45%, the Chief Financial Officer and the Chief Operating Officer would each receive up to 75% of his salary with a target payment of 35%, and the Chief Credit Officer and the Chief Executive Officer of FBB would each receive up to 60% of his salary with a target payment of 30%.

Named Executive Officer	Targeted Payout as % of Base Salary	Actual Payout as % of Bonus Eligible Compensation	Bonus Payout ($)
Corey A. Chambas	45.00%	40.39%	179,132
Edward G. Sloane, Jr.	35.00%	33.14%	85,333
David R. Seiler	35.00%	33.14%	88,802
Mark J. Meloy	30.00%	27.84%	61,258
Michael J. Losenegger	30.00%	27.84%	65,880

After the end of fiscal 2018, the Compensation Committee determined the extent to which the performance goals were achieved and subsequently approved the award to each NEO.

Clawback Provision of Bonus Plan Payments. The Company’s Bonus Plan includes a clawback provision that applies to all current and former executive officers. In the event of a material restatement of the Company’s financial results, other than a restatement due to changes in accounting principles or applicable law or interpretations thereof, the Board will review the facts and circumstances that led to the requirement for the restatement and will take such actions, including clawback, as it deems necessary or appropriate. The Board will consider whether any executive officer received incentive compensation based on the original financial statements because it appeared he or she achieved financial performance targets which in fact were not achieved based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct.

Long-Term Incentive Plan. The LTI Plan was established to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who make or are expected to make important contributions to the Company by providing equity ownership opportunities and equity-based incentives, thereby aligning the interests of such persons with those of the shareholders. The LTI Plan is administered by the Compensation Committee of the Board and provides for the grant of equity ownership opportunities through incentive stock options and nonqualified stock options, restricted stock, restricted stock units, dividend equivalent units, and any other type of award permitted by the LTI Plan.

The Compensation Committee considers Company and individual performance in determining whether or not a grant will be awarded to an NEO. The Compensation Committee annually evaluates the financial performance of the Company against its peers and the individual performance of each NEO to determine if performance meets or exceeds expectations and whether or not a grant is awarded. As a result of this evaluation, in 2018 the Compensation Committee reduced the awarded grants to the CEO and the other NEOs by 50% from their typical levels. This reduction was in recognition of recent performance challenges and resulting shareholder returns. The Company currently issues restricted stock and restricted stock units which generally vest in equal increments over a four-year period.

The targeted amount of the long-term incentive awarded for each of the NEOs is determined utilizing market data for similar positions within the industry as well as relative roles and responsibilities within the Company. Awards made in 2018 include restricted stock awards to NEOs which generally vest in equal increments over a four-year period. The following chart outlines the number of restricted shares awarded to each of the NEOs in 2018.

Name	Position	Target Award as % of Base Salary	Actual Award Granted as % of Base Salary	Actual # of Restricted Shares Issued
Corey A. Chambas	President and Chief Executive Officer	45.00%	22.50%	4,175
Edward G. Sloane, Jr.	Chief Financial Officer	25.00%	12.50%	1,345
David R. Seiler	Chief Operating Officer	25.00%	12.50%	1,355
Mark J. Meloy	CEO - First Business Bank	25.00%	12.50%	1,150
Michael J. Losenegger	Chief Credit Officer	25.00%	12.50%	1,235

These restricted stock awards are also listed in the Outstanding Equity Awards at Fiscal Year End table on page 38.

Beginning in 2019, the Company issued a combination of Performance Restricted Stock Units (“PRSUs”) and Restricted Stock Awards (“RSAs”) to its executive officers. The PRSUs will be measured on Total Shareholder Return (“TSR”) and Return on Equity (“ROE”) and will cliff-vest after a three-year measurement period based on the Company’s performance relative to a custom peer group. The RSAs will vest ratably over a three-year period. The Company implemented these plan design changes to further enhance the alignment between Company performance and executive officer pay, while continuing to allow executive officers to increase share ownership and align their economic interests with those of shareholders.

All Other Compensation and Perquisites. While the Compensation Committee reviews and monitors the level of other compensation offered to the NEOs, it typically does not adjust the level of benefits offered on an annual basis. The Compensation Committee does consider the benefits and perquisites offered to the NEOs in its evaluation of the total compensation received by each. It is the Company’s belief that perquisites for NEOs should be very limited in scope and value and reflective of similar perquisites from competitive employers both in the industry and the region. Due to this philosophy, the Company has generally provided nominal benefits to NEOs that are not available to other employees and plans to continue this approach in the future. The benefits offered in 2018 to the NEOs will continue for 2019. The perquisites received by the NEOs in 2018 are reported in the Summary Compensation Table on page 35.

Director and Executive Officer Stock Ownership Guidelines

The Board has established director and executive officer stock ownership guidelines as another means by which to align their decisions with creating shareholder value. The guidelines are based on a multiple of base salary for the CEO and executive officers and a multiple of the annual retainer fee for the directors as follows:

Position	Baseline	Minimum Ownership as a multiple of the Baseline
Director	Annual Board Retainer	3x
CEO	Base Salary	3x(1)
Executive Officer	Base Salary	1x

(1)	As of December 31, 2018, the CEO's ownership of Company shares represented 6.1x of his 2018 base salary.

Executive officers and directors are allowed five years from the later of the establishment of the guidelines or their appointment to accumulate the minimum number of shares to satisfy these guidelines. All executive officers and directors who have been subject to these guidelines for over five years are currently in compliance. The complete details of the ownership guidelines are available in the Company’s Corporate Governance Guidelines posted on its website ir.firstbusiness.com/govdocs.

No-Hedging and No-Pledging Policies

The Company has an Insider Trading Policy that prohibits Section 16 officers and directors from hedging Company stock, from holding Company stock in a margin account and from pledging Company stock as collateral for a loan. All Section 16 officers, including all executive officers, and directors are currently in compliance with these policies.

Compensation Factors

General. The Compensation Committee’s decisions regarding each NEO are based, in part, on the Compensation Committee’s subjective judgment, and also take into account qualitative and quantitative factors, as will be set forth in the discussion below. In reviewing an NEO’s compensation, the Compensation Committee considers and evaluates all components of the NEO’s total compensation package.

Company Performance. In establishing NEO compensation, the Compensation Committee measures the Company’s performance compared to management’s and the Board’s goals and objectives, and also compares Company performance to that of the Company’s peer group of financial institutions. The Compensation Committee believes that using the Company’s performance as a factor in determining an NEO’s compensation is effective in helping to align the NEO’s interests with those of the Company’s shareholders. With that in mind, the Compensation Committee focuses on key financial performance criteria such as revenue growth goals, operating profitability goals and goals related to strategic objectives, as determined by the Board. As part of the evaluation and review of these criteria, the Compensation Committee will also take into account various subjective issues, such as general economic conditions and its impact on performance, and how they may affect the Company’s performance.

Peer Group Companies and Analysis. The Compensation Committee reviews compensation levels and design at peer companies as part of its decision-making process so it can set total compensation levels that it believes are competitive and aligned with the Company and level of performance. The Compensation Committee generally sets target total direct compensation for its executive officers to be competitive with peer companies and considers other market data, and also taking into consideration scope of a particular job responsibilities, individual performance of the executive officer, internal pay equity and other factors. The Compensation Committee’s executive officer compensation determinations are based on its review of such factors and is informed by the experiences of the members of the Compensation Committee as well as input from, and peer group data provided by, the Compensation Committee’s independent compensation consultant, McLagan.

For purposes of peer analysis in assessing performance, the Company utilizes a peer group that includes commercial banks of similar asset size. Given the ever-changing landscape within the banking industry, the Compensation Committee regularly reviews and recalibrates the group of banks used for this analysis and confirms the criteria and process utilized with McLagan.

In 2017 the Company compiled an updated market reference group of high performing publicly-traded bank holding companies with an asset size between $915 million and $3.5 billion, which at the time was approximately one-half to two times the Company’s size, a commercial lending concentration of at least 65%, headquarters in the continental United States (excluding some specific states due to different market and compensation conditions), similar product offerings, listed on a national exchange and a minimum of 0.50% ROAA for the current year and prior two years. This updated reference group had median assets of $1.65 billion at the time of the analysis and was used for 2018 and 2019 compensation decisions.

The peer group used for purposes of 2018 compensation decisions is reflected below. The companies included in this peer group are as follows:

Atlantic Capital Bancshares, Inc.
CapStar Financial Holdings, Inc.
Civista Bancshares, Inc.
CoBiz Financial, Inc.*
Community Financial Corporation
First Community Corporation
First Community Financial Partners*
First Financial Northwest, Inc.
Franklin Financial Network, Inc.
Guaranty Bancorp*
Macatawa Bank Corporation
Mercantile Bank Corporation
Mid Penn Bancorp, Inc.
National Commerce Corporation
Old Line Bancshares, Inc.
Paragon Commercial Corporation*
Park Sterling Corporation*
People’s Utah Bancorp
QCR Holdings, Inc.
Southern National Bancorp of Virginia, Inc.
Southwest Bancorp, Inc.*
Stock Yards Bancorp, Inc.
West Bancorporation, Inc.
* Banks acquired during 2017 and 2018.
Assessment of Compensation Risk

As a publicly-traded financial institution, the Company must comply with several often overlapping layers of regulations when considering and implementing compensation-related decisions. These regulations do not set specific parameters within which compensation decisions must be made, but do require the Company and the Compensation Committee to be mindful of the risks that often go hand-in-hand with compensation programs designed to incentivize the achievement of better than average performance.

The Compensation Committee believes that a sensible approach to balancing risk-taking and rewarding reasonable, but not necessarily easily attainable, goals has always been a component of its overall assessment of the compensation plans, programs and arrangements it has established for the NEOs.

In 2018, the Compensation Committee completed its thorough annual review of all compensation programs offered at the Company, including those described in this Compensation Discussion and Analysis, to determine whether any aspect of the plans or programs encourages excessive or unnecessary risk that would adversely affect the long-term value or performance of the Company. Based on the risk assessment process, the Compensation Committee concluded that the compensation plans and programs, considered individually and as a whole, do not encourage excessive risk-taking by NEOs or other employees.

COMPENSATION COMMITTEE REPORT

Based on review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual report on Form 10-K for the year ended December 31, 2018.

Submitted by:
Mark D. Bugher, Compensation Committee Chair
Laurie S. Benson
Carla C. Chavarria
Jan A. Eddy

Members of the Compensation Committee

Compensation Committee Interlocks and Insider Participation

The persons named above were the only persons who served on the Compensation Committee of the Board of Directors during the last fiscal year, except for Gerald L. Kilcoyne, who served on the Compensation Committee until his appointment as Board Chair effective October 26, 2018.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of the NEOs for the years ended December 31, 2018, 2017 and 2016:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Bonus ($)	Non-equity incentive plan compensation ($)(2)	Change in pension value and nonqualified deferred compensation earnings(3)	All other compensation ($)(4)	Total ($)
Corey A. Chambas Chief Executive Officer	2018 2017 2016	$443,456 $443,456 $432,640	$93,061 $173,362 $0	--- --- ---	$179,132 $0 $58,185	$145,144 $136,712 $124,095	$38,963 $22,445 $25,316	$899,756 $775,975 $640,236
Edward G. Sloane, Jr. Chief Financial Officer(5)	2018 2017 2016	$257,500 $257,500 $237,821	$29,980 $62,876 $91,756	--- --- ---	$85,333 $19,456 $24,993	--- --- ---	$22,544 $12,513 $89,651	$395,357 $352,345 $444,221
David R. Seiler Chief Operating Officer(6)	2018 2017 2016	$267,969 $259,375 $178,045	$30,203 $63,410 $128,892	--- --- ---	$88,802 $19,597 $18,711	--- --- ---	$27,882 $49,153 $10,986	$414,856 $391,535 $336,634
Mark J. Meloy Chief Executive Officer First Business Bank	2018 2017 2016	$220,001 $220,001 $213,040	$25,634 $53,695 $51,891	--- --- ---	$61,258 $53,788 $54,434	--- --- ---	$37,795 $29,126 $28,029	$344,688 $356,610 $347,394
Michael J. Losenegger Chief Credit Officer	2018 2017 2016	$236,599 $236,599 $230,828	$27,528 $57,752 $0	--- --- ---	$65,880 $15,878 $20,357	--- --- ---	$28,476 $18,769 $18,923	$358,483 $328,998 $270,108

(1)
The value of the restricted stock award is computed by multiplying the number of shares granted by the market value on the grant date. See “Outstanding Equity Awards at December 31, 2018.” See also the discussion of equity awards in the Company’s consolidated financial statements for the year ended December 31, 2018 for further information regarding these awards.

(2)
The amounts reported in the “Non-equity incentive plan compensation” column were earned under the Annual Bonus Plan in the calendar year reported. The Board defined specific threshold, target, and superior award opportunities as a percentage of salary for each NEO. The specific percentages were based on the individual NEO’s position and competitive market data for similar positions. The 2018 awards were contingent primarily on performance relative to goals as described on pages 27 through 30. The performance criteria were equally weighted and reflect the Company’s strategic objectives.

(3)	These values are for the retirement benefit that is included in Chambas' employment agreement.
(4)
The amounts for 2018 set forth in the “All other compensation” column include a 3.0% 401(k) plan matching contribution, an auto use/reimbursement payment, a 4.06% discretionary 401(k) profit sharing contribution, dividends paid on unvested restricted stock, and a club membership.

(5)	Mr. Sloane began his position at the Company on January 19, 2016.
(6)	Mr. Seiler began his position at the Company on April 15, 2016.

All Other Compensation:

	401(k) match	Auto use/ reimbursement	Profit Sharing	Dividend on restricted stock	Country Club Membership	Total
Corey A. Chambas	$8,250	$12,059	$11,165	$7,489	---	$38,963
Edward G. Sloane, Jr.	$8,250	---	$11,165	$3,129	---	$22,544
David R. Seiler	$8,250	$4,200	$11,165	$4,267	---	$27,882
Mark J. Meloy	$8,214	$4,200	$11,116	$3,184	$11,081	$37,795
Michael J. Losenegger	$7,574	$8,174	$10,251	$2,477	---	$28,476

CEO Pay Ratio

In August of 2015 the SEC adopted a rule requiring disclosure of the ratio of the Chief Executive Officer’s annual total compensation to the total annual compensation of the Median Employee.

In determining the Median Employee, a list of all full-time and part-time employees, exclusive of the Company’s Chief Executive Officer, Mr. Chambas, was prepared based on active employees included in the Company’s payroll system as of October 1, 2017. Salaries and wages were annualized for those employees that were not employed for the full year of 2017. Salaries and wages were ranked from lowest to highest and the salary of the Median Employee was selected from the list. The total annual compensation of the Median Employee was then calculated in the same manner as the total compensation disclosed for Mr. Chambas in the Summary Compensation Table shown on page 35.

The SEC rule for Pay Ratio permits companies to make the Median Employee determination only once every three years if there is no material change in the employee population or compensation. The Company has no reason to believe the use of the 2017 median affects the ratio.

The ratio of compensation of the Chief Executive Officer to the Median Employee’s compensation is as follows:

Annual total compensation of Mr. Chambas, Chief Executive Officer(1):	$899,756
Annual total compensation of the Median Employee(2):	$82,018
Ratio of Chief Executive Officer to Median Employee compensation:	11:1
(1)	Annual total compensation of the Company’s Chief Executive Officer as disclosed in the Summary Compensation Table.
(2)	Annual total compensation of the Median Employee consisted of salary, annual bonus, and Company 401(k) match and discretionary plan contribution.

Grant of Plan-Based Awards

The following table provides information on annual cash bonuses under the Company’s Bonus Plan and on long-term equity awards under the LTI Plan. These plans are described in more detail in the Compensation Discussion and Analysis section. The estimated amounts set forth in the table are subject to the terms of the respective plan and Company and individual performance, as described in the Compensation Discussion and Analysis section.

	Grant date	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			Grant date fair value of stock and option awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (shares)	Target (shares)	Maximum (shares)
Corey A. Chambas
Bonus Plan		$44,346	$199,555	$421,284
LTI Plan	8/16/2018					4,175		$93,060
Edward G. Sloane, Jr.
Bonus Plan		$25,750	$90,125	$193,125
LTI Plan	8/16/2018					1,345		$29,980
David R. Seiler
Bonus Plan		$25,938	$90,781	$194,531
LTI Plan	8/16/2018					1,355		$30,203
Mark J. Meloy
Bonus Plan		$22,000	$66,000	$132,000
LTI Plan	8/16/2018					1,150		$25,634
Michael J. Losenegger
Bonus Plan		$23,660	$70,980	$141,959
LTI Plan	8/16/2018					1,235		$27,528

2012 Equity Incentive Plan. The First Business Financial Services, Inc. 2012 Equity Incentive Plan (the “2012 Plan”) is intended to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who make or are expected to make important contributions to the Company, its subsidiaries or affiliates. The Compensation Committee believes that equity awards serve to align our NEOs’ interests with those of our shareholders. Under the 2012 Plan, we may issue a wide variety of forms of equity incentives, as deemed appropriate by the Compensation Committee. The Compensation Committee typically grants equity awards to each NEO on an annual basis as part of our overall performance appraisal process. The Compensation Committee grants equity awards to encourage our NEOs to stay with, and maximize the performance of, the Company over the long term and to discourage excessive focus on short term metrics at the expense of the long term health of the organization.

Outstanding Equity Awards at December 31, 2018

The following table sets forth information on outstanding option and stock awards held by the NEOs at December 31, 2018, including the number of shares underlying both exercisable and unexercisable portions of each stock option, and the expiration date of each outstanding option.

	Option Awards				Stock Awards
Name and Principal Position	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Grant date(1)	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)

Corey A. Chambas Chief Executive Officer					8/31/2015 8/16/2017 8/16/2018	1,913 6,090 4,175	$37,323 $118,816 $81,454
Edward G. Sloane, Jr. Chief Financial Officer					5/16/2016 8/16/2016 8/16/2017 8/16/2018	1,260 665 2,209 1,345	$24,583 $12,974 $43,098 $26,241
David R. Seiler Chief Operating Officer					11/16/2016 8/16/2017 8/16/2018	2,998 2,228 1,355	$58,491 $43,468 $26,436
Mark J. Meloy Chief Executive Officer First Business Bank					8/31/2015 8/16/2016 8/16/2017 8/16/2018	600 1,133 1,887 1,150	$11,706 $22,105 $36,815 $22,437
Michael J. Losenegger Chief Credit Officer					8/31/2015 8/16/2017 8/16/2018	638 2,029 1,235	$12,447 $39,586 $24,095

(1)
Restricted stock grants generally vest 25% per year for four years from the grant date. All restricted stock grants also vest upon the participant’s termination due to death or disability and upon a change of control of the Company.

(2)	Market value is based on the closing price of the Company’s common stock on December 31, 2018, which was $19.51.

Option Exercises and Stock Vested in 2018

The following table sets forth information concerning the exercise of options and the vesting of stock awards in 2018 by the NEOs.

	Option Awards		Stock Awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Corey A. Chambas	---	---	5,768	$128,569
Edward G. Sloane, Jr.	---	---	1,699	$40,189
David R. Seiler	---	---	2,241	$47,658
Mark J. Meloy	---	---	2,370	$52,827
Michael J. Losenegger	---	---	1,929	$42,997

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Corey A. Chambas
Mr. Chambas is party to an employment agreement pursuant to which he serves as the President and Chief Executive Officer of the Company. Following a termination of his employment, the agreement provides Mr. Chambas with severance or retirement benefits, as determined based on the facts and circumstances surrounding his termination, as described below.
Normal Retirement Benefit. Upon a termination of employment, other than a termination by the Company for cause, on or after the date Mr. Chambas attains the age of 65, the Company will be obligated to pay Mr. Chambas the normal retirement benefit annually for ten years. The amount of the normal retirement benefit is equal to sixty percent of Mr. Chambas’ Compensation, where his “Compensation” consists of his then-current annual base salary plus the greater of his target bonus for the year of retirement, the average of his actual bonuses for the two years preceding the year of his retirement, or the average of his actual bonuses for the three years preceding the year of his retirement. Because he is not yet 65 years old, Mr. Chambas is not yet eligible to receive the normal retirement benefit.
Early Retirement Benefit. The employment agreement also provides for an early retirement benefit. In order to elect the early retirement benefit, Mr. Chambas must provide the Company with at least one year’s prior written notice of his early retirement. Following his early retirement date, the Company will be obligated to pay Mr. Chambas an early retirement benefit annually for ten years. The amount of the early retirement benefit is equal to sixty percent of Mr. Chambas’ Compensation multiplied by a fraction the numerator of which is the number of consecutive years Mr. Chambas has been employed with the Company as of his early retirement and the denominator of which is 34. As of December 1, 2018, Mr. Chambas had been employed with the Company for 25 consecutive years.

Because Mr. Chambas is now eligible for the early retirement benefit, if his employment is terminated by the Company other than for cause before he becomes eligible for the normal retirement benefit and at any time prior to a change in control or more than two years after a change in control, then he will be entitled to a severance benefit equal to the early retirement benefit. The benefit will be paid to Mr. Chambas annually for ten years following his termination of employment.

Change in Control Benefit. Mr. Chambas is entitled to a change in control benefit if, within two years after a change in control of the Company or FBB, one of the following occurs:

(i)the Company and FBB terminate Mr. Chambas’ employment without cause;

(ii)	Mr. Chambas terminates his employment within 90 days after being required to relocate his primary office location to a new location that is more than 30 miles from his current primary office location;

(iii)
Mr. Chambas terminates his employment within 90 days after his position, compensation, or the budget over which he has control are materially diminished, he is required to report to anyone other than the Company’s Board or the Company materially breaches his employment agreement.

The amount of the benefit payable to Mr. Chambas will be equal to the early or normal retirement benefit that would otherwise be due if Mr. Chambas had elected to retire as of the date of his termination. The change in control benefit is further subject to a provision that is intended to ensure that no payments to Mr. Chambas will be nondeductible to the Company pursuant to Section 280G of the Internal Revenue Code.

Death and Disability Benefits. The employment agreement also provides for death and disability benefits. In the event Mr. Chambas dies or becomes disabled while employed by the Company, the Company will pay to Mr. Chambas or his beneficiary or estate a benefit annually for ten years. The amount of the disability benefit is equal to the early or normal retirement benefit Mr. Chambas would have received, as the case may be, had he retired the day before his disability.

Restrictive Covenants. Under the agreement, Mr. Chambas is prohibited from competing with the Company or any of its affiliates and from soliciting their employees for a period of two years after the termination of his employment. In determining whether payments due in connection with a change in control are parachute payments, the Company may assign a value to these restrictive covenants and such value could be excluded from the amounts that are deemed to be parachute payments subject to Code Section 280G.

Consulting Services. The employment agreement also provides that, if Mr. Chambas’ termination of employment results from anything other than his death, disability or a termination by the Company for cause, he will provide consulting services to the Company. In any case where Mr. Chambas is receiving either the early or normal retirement benefit, he will be obligated to provide consulting services for the duration of the payment period for such benefits. In all other cases, Mr. Chambas will be required to provide the consulting services for a period of two years following his termination of employment. Mr. Chambas will receive $5,000 per year for performing the consulting services.

Potential Payments. The following table describes the potential payments upon termination or a change in control for Mr. Chambas. The table assumes that his employment was terminated on December 31, 2018. The closing price for a share of the Company’s common stock on that date was $19.51.

Event	Cash Severance	Accelerated Vesting of Equity Awards	Consulting Fees(1)
Normal Retirement(2)	N/A	---	---
Early Retirement	$2,854,972	---	$50,000
Death or Disability	$2,854,972	$237,593
Change in Control(3)	---	$237,593	---
Termination following change in control(4)	$2,854,972	---	$50,000

(1)
The amounts reflected in this column represent the aggregate consulting fees Mr. Chambas would receive over the duration of his consulting arrangement. As described above, the consulting fees are $5,000 per year. The Consulting Fees do not apply in the event of Death or Disability.

(2)	Mr. Chambas has not yet attained age 65. Therefore, he is not yet eligible for a normal retirement benefit.
(3)	Mr. Chambas’ currently outstanding restricted stock awards will vest immediately upon a change in control.
(4)	As described above, the termination must occur within two years following the change in control and must be a termination by the Company without cause or a resignation by Mr. Chambas for good reason.

Other Named Executive Officers

As is more fully described below, all of the NEOs, with the exception of Mr. Chambas, were subject to change in control agreements with the Company which are described below. These change in control agreements were in effect on December 31, 2018, and provide for payments and benefits to a terminating NEO following a change in control of the Company. Except as described below, the other NEOs would not be entitled to any other payments or benefits.

The change in control agreement is triggered by a change in control of the Company and requires the Company to make payment of severance benefits to an NEO if the NEO’s employment is terminated by the Company without cause or the NEO resigns for good reason.

Under the agreement, an NEO is prohibited from competing with the Company or any of its affiliates, and from soliciting their employees, for a period of two years after the termination of his employment.

If the NEO becomes entitled to severance benefits, the Company is obligated to pay to and provide him with:

(i)	a lump sum cash amount equal to the NEO’s unpaid base salary, accrued vacation pay, and unreimbursed business expenses from the most recently completed fiscal year;

(ii)	any amount payable to the NEO under the non-equity incentive compensation plan then in effect;

(iii)	a cash amount equal to two times the NEO’s annual base salary payable in four installments over the two years following termination;

(iv)
a lump sum cash amount equal to the greater of (a) the NEO’s then-current target incentive compensation opportunity established under any annual non-equity incentive plan; or (b) his target incentive compensation opportunity in effect prior to the change in control; and

(v)	the continuation of the NEO’s health insurance coverage for eighteen months from the effective date of termination.

The severance benefits are subject to potential reduction if it is determined that the payments of such benefits would be deemed to be excess parachute payments under Section 280G of the Internal Revenue Code. The amount of the severance benefits will be reduced below the threshold for an excess parachute payment if such a reduction would result in an increase in the aggregate benefits to be provided on an after-tax basis, to the executive.

The following table sets forth information concerning potential payments and benefits under the Company’s compensation programs and benefit plans to which the NEOs, other than Mr. Chambas, whose benefits are described above, would be entitled upon a termination of employment as of December 31, 2018. The table assumes a termination date of December 31, 2018 and the price per share of $19.51, the closing price of the Company’s Common Stock on December 31, 2018.

Termination Benefits upon a Change in Control

	Severance	Restricted Stock Unvested & Accelerated	Health Benefits	Total Termination Benefits
Edward G. Sloane, Jr.	$605,125	$106,895	$16,086	$728,106
David R. Seiler	$658,000	$128,395	$105	$786,501
Mark J. Meloy	$506,000	$93,063	$17,057	$616,120
Michael J. Losenegger	$544,178	$79,640	$22,888	$646,705

Tax Deductibility of Compensation

The Company seeks to maximize the tax deductibility of all elements of compensation. Section 162(m) of the Internal Revenue Code will generally disallow a corporate tax deduction for compensation paid to certain officers in excess of $1 million. While the Company tries to structure compensation plans and programs to ensure deductibility, it may approve compensation amounts that do not qualify for deductibility when deemed to be in the best interest of the Company.

ITEM 2 - APPROVAL OF THE 2019 EQUITY INCENTIVE PLAN

A proposal will be presented at the First Business Financial Services, Inc. annual shareholder meeting to approve the First Business Financial Services, Inc. 2019 Equity Incentive Plan (the “2019 Plan”). The Board of Directors of First Business Financial Services, Inc. adopted the 2019 Plan, subject to shareholder approval. A summary of the material provisions of the 2019 Plan is set forth below. A copy of the 2019 Plan is set forth as Appendix A.

Proposed 2019 Equity Incentive Plan
Our Board of Directors has adopted the 2019 Plan to promote the long-term financial success of the Company and its subsidiaries by attracting and retaining key employees and other individuals, and directed that the 2019 Plan be submitted for approval by our shareholders. We are submitting the 2019 Plan to our shareholders at this time to:

•	replace our current equity incentive plan, the First Business Financial Services, Inc. 2012 Equity Incentive Plan (the “Prior Plan”); and,

•with respect to incentive stock options, comply with rules under Section 422 of the Internal Revenue Code (the “Code”), which require shareholder approval.

If the 2019 Plan is not approved by our shareholders, it will not be adopted, and we will continue to operate under the Prior Plan until its expiration. In the event the 2019 Plan is not approved and the Prior Plan expires, we believe that higher cash compensation may be required to attract and retain key employees and other individuals.
In determining the number of shares of Company common stock to be authorized under the 2019 Plan, the Board of Directors considered the effects of our size, number of outstanding shares of Company common stock, and employee headcount, and the Board of Directors believes that a share reserve of 185,000 shares (plus the number of shares remaining available for grant under the Prior Plan upon shareholder approval of the 2019 Plan) is appropriate. Upon shareholder approval of the 2019 Plan, no new grants will be made under the Prior Plan.
Shareholder Approval; Best Practices
If the 2019 Plan is adopted by our shareholders, we will not make any new grants of awards under the Prior Plan. The 2019 Plan submitted for approval reflects current practices in equity incentive plans that we consider best practices, such as:
•Independent Oversight. The 2019 Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”), which is comprised of independent members of our Board of Directors.

•No Evergreen Feature. The number of authorized shares under the 2019 Plan is fixed at 185,000 (plus the number of shares remaining available for grant under the Prior Plan upon shareholder approval of the 2019 Plan). The 2019 Plan does not include an “evergreen” feature that would cause the number of authorized shares to automatically increase in future years.

•Conservative Share Reuse Provision. Shares subject to an award under the 2019 Plan will not be available for reuse if such shares are tendered in payment of a stock option, delivered or withheld to satisfy any tax withholding obligation, added back after having been repurchased by the Company using stock option exercise proceeds, or not issued upon the settlement of a stock-settled stock appreciation right (SAR) or other award.

•Minimum Vesting Periods. Stock awards that are vested solely based on continued service, must have a vesting period of at least one year, with the exception that up to 5% of the share reserve may have a shorter vesting period for director awards. Stock awards that are vested based on the achievement of performance measures or other performance objectives must include a performance measurement period of at least one year.

•Clawback Policy Implementation. All awards under the 2019 Plan will be subject to any applicable law respecting recapture of compensation or the Company clawback policy in effect from time to time.

•Forfeiture Provisions. Upon a breach of a restrictive covenant, participants forfeit all outstanding awards (whether vested or unvested) and must repay to the Company any shares or profits realized, within one year prior to the participant’s termination of service and thereafter, from the exercise of awards or subsequent disposition of shares received in connection with the 2019 Plan.

•Multiple Award Types. The 2019 Plan permits the issuance of stock options, restricted stock units, restricted stock and other types of equity grants, subject to the share limits of the Plan. This breadth of award types will enable the Committee to tailor awards in light of the accounting, tax and other standards applicable at the time of grant. Historically, these standards have changed over time.

•Repricings Prohibited. Repricing of stock options and SARs generally is prohibited without prior shareholder approval, with customary exceptions for stock dividends or splits, reorganizations, recapitalizations and similar events.

•Discount Stock Options and SARs Prohibited. All stock options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or SAR is granted.

A summary of the material provisions of the 2019 Plan is set forth below. A copy of the 2019 Plan is set forth as Appendix A.

General
The 2019 Plan was adopted by our Board of Directors to promote the Company’s long-term financial success by providing a means to attract, retain and reward individuals who can and do contribute to such success, and to further align their interests with those of the Company’s shareholders. The 2019 Plan will be administered by the Committee, which has the authority to select award recipients from the eligible participants, determine the types of awards to be granted, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.

The 2019 Plan incorporates a broad variety of cash-based and equity-based incentive compensation elements to provide the Committee with significant flexibility to appropriately address the requirements and limitations of recently applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2019 Plan and shareholder interests.

Subject to permitted adjustments for certain corporate transactions, the maximum number of shares that may be delivered to participants, or their beneficiaries, under the 2019 Plan is 185,000 shares of the Company’s common stock plus the number of shares of the Company’s common stock remaining available for grant under the Prior Plan as of the date of shareholder approval of the 2019 Plan. To the extent that any shares of stock covered by an award (including stock awards) under the 2019 Plan expire or are not delivered for any reason, including because the award is forfeited, cancelled, or settled in cash, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the 2019 Plan. With respect to stock options for which payment of the exercise price is satisfied by tendering shares of stock of the Company, or by the net exercise of the award, the full number of shares of stock set forth in the award agreement will be counted for purposes of these limitations. SARs that are settled in stock, or other awards that are not issued upon settlement, the full number of shares set forth in the award agreement will be deemed issued or delivered for purposes of these limitations. Additionally, shares that are tendered to, or withheld by, the Company to satisfy any tax withholding obligations will be deemed to have been delivered for purposes of these limitations. Finally, any shares that are repurchased by the Company with stock option exercise proceeds will not be added back to the number of shares reserved for issuance under the 2019 Plan.
The 2019 Plan’s effective date will be May 2, 2019, subject to approval by shareholders. If approved, the 2019 Plan will continue in effect as long as any awards are outstanding; provided, however, that no awards may be granted under the 2019 Plan after the ten-year anniversary of the effective date. Any awards that are outstanding after the tenth anniversary of the effective date shall remain subject to the terms of the 2019 Plan.
The maximum number of shares that may be subject to share-based awards which may be granted to any one director participant during any calendar year shall not exceed a value of $40,000. For this purpose, the value of any share-based award shall be determined based on the grant date fair value of such awards computed in accordance with FASB ASC Topic 718 (or any successor provision in accordance with GAAP). The foregoing limitations with respect to directors will not apply to cash-based director fees that the director elects to receive in the form of shares or share based units equal in value to the cash-based director fees.
The Committee may use shares of stock available under the 2019 Plan as the form of payment for grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.
In the event of a corporate transaction involving the stock of the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event; provided, however, that the Committee may adjust awards, or prevent the automatic adjustment of awards, to preserve the benefits or potential benefits of the awards.
Except as provided by the Committee, awards granted under the 2019 Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution. The Committee has the discretion to permit the transfer of awards under the 2019 Plan; provided, however, that such transfers shall be limited to immediate family members of participants, trusts, partnerships, limited liability companies and other entities established for the primary benefit of such family members, and as long as such transfers are made without value to the participant.

If the right to become vested in an award granted under the 2019 Plan to a participant is conditioned on the completion of a specified period of service with the Company or a subsidiary, without achievement of performance measures or other performance conditions being required as a condition of vesting, and without being granted instead of or in exchange for other compensation or awards, then the required period of service for full vesting must be at least one year. This minimum required period of service for full vesting does not apply to stock awards granted to directors provided that the aggregate of such grants does not exceed five percent of the total share reserve under the 2019 Plan. In addition, if an award becomes vested based on the achievement of performance measures or other performance objectives, then the period of time over which such achievement is measured cannot be less than one year.
The Committee may provide a participant with the right to receive dividend payments or dividend equivalent payments on shares subject to outstanding awards.
Eligibility
Selected employees and directors of, and service providers to, the Company or its subsidiaries are eligible to become participants in the 2019 Plan, except that non-employees may not be granted incentive stock options. The Committee will determine the specific individuals who will be granted awards under the 2019 Plan and the type and amount of any such awards.
Options
The Committee may grant incentive stock options or non-qualified stock options to purchase stock at a specified exercise price. Each award must be pursuant to an award agreement setting forth the terms and conditions of the individual award. Awards of stock options must expire no later than ten (10) years from the date of grant (and no later than five (5) years for incentive stock options granted to a person who beneficially owns 10% or more of the Company’s common stock).
The exercise price for any stock option may not be less than the fair market value of the Company’s common stock on the date the stock option is granted. In addition, the exercise price of an incentive stock option granted to a person who beneficially owns 10% or more of the Company’s common stock at the time of grant, may not be less than 110% of the fair market value of the stock on the date the stock option is granted. The exercise price of a stock option may, however, be higher or lower than the fair market value for a stock option granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by the Company or one of its subsidiaries, or under a Prior Plan. The exercise price of a stock option may not be decreased after the date of grant nor may a stock option be surrendered to the Company as consideration for the grant of a replacement stock option with a lower exercise price, except as approved by the Company’s shareholders, as adjusted for corporate transactions described above, or in the case of stock options granted in replacement of existing awards granted under a Prior Plan.
Stock options awarded under the 2019 Plan will be exercisable in accordance with the terms established by the Committee. Any incentive stock option granted under the 2019 Plan that fails to continue to qualify as an incentive stock option will be deemed to be a non-qualified stock option and the Committee may unilaterally modify any incentive stock option to disqualify it as an incentive stock option. The full purchase price of each share of stock purchased upon the exercise of any stock option must be paid at the time of exercise of a stock option. Except as otherwise determined by the Committee, the exercise price of a stock option may be paid in cash, by personal, certified or cashiers’ check, in shares of the Company’s common stock (valued at fair market value as of the day of exercise) either via attestation or actual delivery, by other property deemed acceptable by the Committee, by irrevocably authorizing a third party to sell shares of the Company’s common stock and remit a sufficient portion of the proceeds to the Company to satisfy the exercise price and any tax withholding resulting from such exercise price, by payment through a net exercise such that, without the payment of any funds, the Participant may exercise the stock option and receive the net number of shares equal in value to the number of shares as to which the stock option is exercised, multiplied by a fraction, the numerator of which is the fair market value less the exercise price, and the denominator of which is the fair market value, or in any combination of the foregoing methods deemed acceptable by the Committee.
Stock Appreciation Rights
SARs entitle the participant to receive cash or stock equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee. The exercise price for an SAR may not be less than the fair market value of the stock on the date the SAR is granted, provided, however, that the exercise price may be higher or lower than fair market value for an SAR granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by the Company or one of its subsidiaries or for SARs granted under a Prior Plan. SARs shall be exercisable in accordance with the terms established by the Committee.
Stock Awards
A stock award is a grant of shares of the Company’s common stock or a right to receive shares of the Company’s common stock, an equivalent amount of cash or a combination thereof in the future. Such awards may include, but are not be limited to, bonus shares, stock units, performance shares, performance units, restricted stock, restricted stock units or any other equity-based award as determined by the Committee. The specific performance measures, performance objectives or period of service requirements are set by the Committee in its discretion.
Acceleration
Any awards granted under the 2019 Plan may be subject to acceleration of vesting, to the extent permitted by the Committee.
Forfeiture
Unless specifically provided to the contrary in the applicable award agreement, if a participant’s service is terminated for cause, any outstanding award held by such participant (whether vested or unvested) will be forfeited immediately and such participant will have no further rights under the award.
Further, except as otherwise provided by the Committee, if a participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant in any agreement between the participant and the Company or a subsidiary, whether before or after the participant’s termination of service, the participant will forfeit or pay the following to the Company:
•all outstanding awards granted to the participant under the 2019 Plan, including awards that have become vested or exercisable;
•any shares held by the participant in connection with the 2019 Plan that were acquired after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service;

•the profit realized by the participant from the exercise of any stock options and SARs that the participant exercised after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service; and
•the profit realized by the participant from the sale or other disposition of any shares received by the participant in connection with the 2019 Plan after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service, where such sale or disposition occurs in such similar time period.

Offset
The Company has the right to offset, from any amount payable or stock deliverable under the terms of the Plan, any amount the participant owes to the Company or any subsidiary without the consent of the participant or any individual with a right to the participant’s award.
Section 162(m) of the Code
Under Section 162(m) of the Code, the deduction for a publicly held corporation for otherwise deductible compensation to a “covered employee” (the chief executive officer, the chief financial officer and the next three most highly compensated executive officers (other than the chief executive officer or chief financial officer)) is limited to $1 million per year.
Change in Control
Unless otherwise provided in an award agreement or an employment, retention, change of control, severance or similar agreement with the Company, upon the occurrence of a change in control, all stock options and SARs under the 2019 Plan then held by the participant will become fully exercisable immediately if, and all awards will become fully earned and vested immediately if, (i) the 2019 Plan is not an obligation of the successor entity following a change in control or (ii) the 2019 Plan is an obligation of the successor entity following a change in control and the participant incurs a termination of service without cause or for good reason following the change in control.
For purposes of the 2019 Plan, a “change in control” generally will be deemed to occur when (i) any person acquires the beneficial ownership of more than 50% of the common stock of the Company, except that certain corporate restructurings involving current shareholders or members of the Company’s controlled group generally will not be a change in control for purposes of the 2019 Plan, (ii) during any 12-month period, a majority of the board members serving as of the 2019 Plan’s effective date, or whose election was approved by a vote of a majority of the directors then in office, no longer serves as directors, or (iii) any person acquires assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company.
In the event an award under the 2019 Plan constitutes “deferred compensation” for purposes of Section 409A of the Code, and the settlement or distribution of the award is triggered by a change in control, then such settlement or distribution will be subject to the event constituting the change in control also constituting a “change in control event” for purposes of Section 409A of the Code.

Amendment and Termination
The Board of Directors may at any time amend or terminate the 2019 Plan or any award granted under the 2019 Plan, provided that no amendment or termination may impair the rights of any participant without the participant’s written consent. The Board of Directors may not amend the provision of the 2019 Plan to materially increase the original number of shares that may be issued under the 2019 Plan (other than as provided in the 2019 Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the 2019 Plan, without approval of shareholders. However, the Committee may amend the 2019 Plan or any award agreement at any time, retroactively or otherwise, to ensure that the 2019 Plan complies with current or future law without shareholder approval, and the Committee may unilaterally amend the 2019 Plan and any outstanding award, without participant consent, in order to avoid the application of, or to comply with, Section 409A of the Code, and applicable regulations and guidance thereunder.
Clawback Policy
All awards, amounts and benefits received under the 2019 Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy, as may be in effect from time to time, or any applicable law even if adopted after the 2019 Plan becomes effective.
U.S. Federal Income Tax Considerations
The following is a summary of the U.S. federal income tax consequences that may arise in conjunction with participation in the 2019 Plan.
Non-Qualified Stock Options. The grant of a non-qualified stock option generally will not result in taxable income to the participant. Except as described below, the participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and the Company generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will generally be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
Incentive Stock Options. The grant of an incentive stock option generally will not result in taxable income to the participant. The exercise of an incentive stock option generally will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the stock option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).
The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price generally will be an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant generally will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as capital gain. A capital loss generally will be recognized to the extent that the amount realized is less than the exercise price.
If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the Company generally will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss generally will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
Stock Appreciation Rights. The grant of a SAR generally will not result in taxable income to the participant. Upon exercise of an SAR, the fair market value of shares received generally will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
Stock Awards. A participant who has been granted a stock award generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder generally will realize ordinary income in an amount equal to the then fair market value of those shares and the Company generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, generally will also be compensation income to the participant and the Company will be entitled to a corresponding deduction.
Withholding of Taxes. The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may tender cash, have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may not be used to satisfy more than the individual statutory tax rate for each applicable tax jurisdiction.
Change in Control. Any acceleration of the vesting or payment of awards under the 2019 Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under Section 280G of the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.
Tax Advice
The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2019 Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2019 Plan. The Company strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

* * * * *

Equity Compensation Plans
The following table discloses the number of outstanding options, warrants and rights granted to participants by the Company under our equity compensation plans, as well as the number of securities remaining available for future issuance under these plans as of December 31, 2018. The table provides this information separately for equity compensation plans that have and have not been approved by security holders.  Additional information regarding stock incentive plans is presented in Note 12 to the Consolidated Financial Statements of the Form 10-K for the year ending December 31, 2018.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	$—	164,621
Equity compensation plans not approved by security holders	—	—	—
The number and types of awards to be made pursuant to the 2019 Plan is subject to the discretion of the Committee and is not determinable at this time.
Shareholder Vote Necessary for Approval
Approval of this proposal requires that the number of votes cast in favor of the resolution at the Annual Meeting exceed the number of votes cast against it. Abstentions and broker non-votes will not affect the voting results for this proposal.
THE BOARD RECOMMENDS SHAREHOLDERS VOTE TO APPROVE THE 2019 EQUITY INCENTIVE PLAN BY VOTING “FOR” THIS PROPOSAL.

ITEM 3 – NON-BINDING ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and the rules and regulations promulgated thereunder by the SEC, require publicly traded companies, such as the Company, to conduct a separate shareholder advisory vote to approve the compensation of the registrant’s NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules, commonly referred to as a “say-on-pay” vote. In a non-binding advisory vote on the frequency of say-on-pay votes held at the Company's 2013 annual meeting of shareholders, shareholders voted in favor of conducting say-on-pay votes annually. In light of this result, and other factors considered by the Board, the Board has determined that the Company will hold say-on-pay votes on an annual basis until the next advisory vote on such frequency, which is expected to take place at the Company's 2019 annual meeting of shareholders.

The overall objective of the Company’s compensation programs has been to align NEO compensation with the success of meeting annual and long-range strategic operating and financial goals. The Compensation Committee and the Board believe that the Company’s policies and procedures are effective in implementing its compensation philosophy and achieving its goals, and that the compensation of the NEOs in 2018 reflects and supports these compensation policies and procedures.

In accordance with the requirements of the Dodd-Frank Act and the rules and regulations promulgated thereunder, the following resolution is submitted for shareholder approval:

“RESOLVED, that First Business Financial Services, Inc.’s shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as described in the Company’s proxy statement dated March 15, 2019.”

Approval of this resolution requires that the number of votes cast in favor of the resolution at the Annual Meeting exceed the number of votes cast against it.  While this say-on-pay vote is required, as provided in Section 14A of the Exchange Act, it is not binding on the Compensation Committee or the Board and may not be construed as overruling any decision by the Compensation Committee or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements. Abstentions and broker non-votes will not affect the voting results for this proposal.

THE BOARD RECOMMENDS SHAREHOLDERS VOTE TO APPROVE THE OVERALL COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT, BY VOTING “FOR” THIS PROPOSAL.

ITEM 4 - NON-BINDING ADVISORY VOTE ON FREQUENCY OF SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION
Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, and the rules and regulations promulgated thereunder require publicly traded companies, such as the Company, to provide a separate shareholder vote on the frequency with which shareholders shall conduct an advisory say-on-pay vote on executive compensation, such as the proposal above. In accordance with these requirements, we are providing shareholders with an advisory vote on the frequency with which our shareholders will vote on a say-on-pay proposal.

The advisory vote on the frequency of say-on-pay votes is a non-binding vote as to how often say-on-pay votes should occur: every year, every two years, or every three years. In addition to those choices, shareholders may also abstain from voting. Section 14A of the Exchange Act requires us to hold an advisory vote on the frequency of say-on-pay votes at least once every six years.

After careful consideration, our Board recommends that future shareholder say-on-pay votes be conducted annually. The Board values and encourages constructive input from our shareholders regarding the Company’s compensation philosophy, policies and practices, and believes it is important that such policies and practices are aligned with the best interests of our shareholders. An annual say-on-pay vote will provide the Board and Compensation Committee with useful information on shareholder sentiment about these important matters on the most frequent and consistent basis.

Although the Board recommends a say-on-pay vote every year, shareholders are not voting to approve or disapprove the Board’s recommendation. Rather, shareholders are being asked to vote on the following resolution:

“RESOLVED, that the shareholders of First Business Financial Services, Inc. determine, on an advisory basis, that the frequency with which the shareholders shall have an advisory vote on executive compensation set forth in the Company’s proxy statement for its annual meeting of shareholders, beginning with the 2020 Annual Meeting of Shareholders, is (i) every year, (ii) every two years, or (iii) every three years.”

The choice which receives the highest number of votes will be deemed the choice of the shareholders.
While this advisory vote is required, as provided in Section 14A of the Exchange Act, it is not binding on our Compensation Committee or Board of Directors and may not be construed as overruling any decision by the Compensation Committee or the Board. However, the Compensation Committee will take into account the outcome of the vote when determining the frequency of future say-on-pay votes. Abstentions and broker non-votes will not affect the voting results for this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE “EVERY YEAR” FREQUENCY ALTERNATIVE.

RELATED PARTY TRANSACTIONS

Under its written charter, the Audit Committee is responsible for reviewing related party transactions and potential conflicts of interest. In conducting its review, the Audit Committee will take into account all relevant factors, including (1) the impact, if any, on a director’s independence if the related person is a director, an immediate family member of a director or an entity in which a director has a significant role or interest; (2) whether the proposed transaction is on terms that are comparable to the terms available to unrelated third parties or to our employees generally; (3) the material terms of the transaction; (4) the availability of other sources for comparable services or products (if applicable); and (5) the potential benefits to the Company. The Audit Committee is also responsible for reviewing, on an annual basis, a report prepared by management summarizing the Company’s compliance with the Federal Reserve System’s Regulation O and the FR Y-6 Report filed with the Federal Reserve Bank. The Company’s executive officers and directors and their associates have been, and the Company anticipates that they will continue to be FBB clients, in the ordinary course of business, which includes maintaining deposit, trust and other fiduciary accounts and obtaining loans. FBB and prior to the June 1, 2017 charter consolidation, its predecessor banks, Alterra Bank and First Business Bank-Milwaukee, (the “Banks”) have granted various types of loans to the Company’s executive officers and directors, and to entities controlled by them. As of December 31, 2018, such loans: (i) were made consistent with similar practices in the banking industry generally; (ii) were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Banks’ other clients not related to the Banks; (iii) did not involve more than the normal risk of collectability or present other unfavorable features; (iv) and were subject to and made in accordance with Regulation O. All extensions of credit made to the Company’s directors have been and will continue to be approved by the Banks’ boards of directors as insider loans under Regulation O requirements.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management, under the supervision of the Chief Executive Officer and Chief Financial Officer, is responsible for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K with Company management, including: a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the consolidated financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, which firm is responsible for expressing an opinion on the conformity of those consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 1301, “Communication With Audit Committees,” the rules of the SEC, and other applicable regulations. In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee also reviewed and discussed together with management and the independent registered public accounting firm the Company’s consolidated financial statements for the year ended December 31, 2018 and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s audit of internal control over financial reporting.

The Audit Committee discussed with the Company’s third party internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the third party internal audit firm and the independent registered public accounting firm, with and without management present, to discuss: the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting in the Annual Report on Form 10-K for the year ended December 31, 2018 filed by the Company with the SEC.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under such.

AUDIT COMMITTEE
Carol P. Sanders, Audit Committee Chair
John J. Harris
Ralph R. Kauten
W. Kent Lorenz

The persons named on the previous page were the only persons who served on the Audit Committee of the Board of Directors during the last fiscal year, except for Dean W. Voeks and John M. Silseth, who retired from the Board effective May 22, 2018, and Gerald L. Kilcoyne, who served on the Audit Committee until his appointment as Board Chair effective October 26, 2018.

MISCELLANEOUS

Independent Registered Public Accounting Firm

Crowe LLP acted as the Company’s independent registered public accounting firm for its fiscal year ended December 31, 2018. KPMG LLP acted as the Company's independent registered public accounting firm for its fiscal year ended December 31, 2017. The Audit Committee is solely responsible for the selection, retention, oversight, and, when appropriate, termination of the Company’s independent registered public accounting firm. Representatives of Crowe LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

The fees paid to Crowe LLP for the year ended December 31, 2018 are included below for reference. No fees were paid to Crowe LLP for the year ended December 31, 2017.

2018
Audit Fees(1).......................................................................................................................................	$379,000
Audit-Related Fees(2).........................................................................................................................	—
Tax Fees(3)..........................................................................................................................................	$104,000
All Other Fees....................................................................................................................................	—
Total...................................................................................................................................................	$483,000

(1)
Audit fees consist of fees incurred in connection with the audit of annual financial statements, the audit of internal control over financial reporting, the review of interim financial statements included in the quarterly reports on Form 10-Q, assistance with and review of documents filed with the SEC and reports on internal controls.

(2)
Audit-Related Fees consist of fees incurred that were reasonably related to the performance of the audit of the annual financial statements for the fiscal year, other than Audit Fees, such as consents.

(3)	Tax Fees include fees for tax return preparation, tax compliance and tax advice.

Audit Committee Pre-Approval Policy

The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that the decisions of such subcommittee to grant pre-approvals are presented to the Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management. During 2018, there were no fees approved for the independent registered public accounting firm pursuant to the de minimis exception under the SEC’s rules.

CHANGE IN PRINCIPAL ACCOUNTING FIRM

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on November 1, 2017 (the “Auditor Current Report”), KPMG LLP was previously the principal accounting firm for the Company. On October 26, 2017, following the completion of a competitive review process to determine the Company’s independent registered public accounting firm, the Company’s Audit Committee approved the dismissal of KPMG LLP as the Company’s independent registered public accounting firm. The dismissal is effective following completion of KPMG LLP’s audits of the Company's consolidated financial statements as of and for the year ending December 31, 2017 and the effectiveness of internal control over financial reporting as of December 31, 2017, and the issuance of their reports thereon.

The audit reports of KPMG LLP on the Company's consolidated financial statements as of and for the years ended December 31, 2017 and 2016 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2017 and 2016, there were no (i) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of such disagreements, or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided KPMG LLP with a copy of the Auditor Current Report prior to its filing with the SEC and requested KPMG LLP to furnish the Company with a letter addressed to the SEC stating whether KPMG LLP agreed with the disclosure in the Auditor Current Report. A copy of KPMG LLP’s letter dated November 1, 2017 was attached as Exhibit 16.1 to the Auditor Current Report.

In addition, as disclosed in the Auditor Current Report, on October 26, 2017, the Audit Committee approved the engagement of Crowe LLP to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2018. During the years ended December 31, 2016 and 2015, neither the Company nor anyone acting on its behalf has consulted with Crowe LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Crowe LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

ITEM 5 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. Although not required to be submitted to a shareholder vote, the Board believes it appropriate to obtain shareholder ratification of the Audit Committee’s action in appointing Crowe LLP as the Company’s independent registered public accounting firm. Should such appointment not be ratified by the shareholders, the Audit Committee will reconsider the matter. The Audit Committee expects that the Board will ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm at their first meeting after the Annual Meeting. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted “FOR” the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm. The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm. Abstentions will not affect the voting results for this proposal. It is not anticipated that there will be any broker non-votes for this proposal, since this proposal is considered a routine matter under applicable rules.

THE BOARD RECOMMENDS THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2019 AND THAT EACH SHAREHOLDER VOTE “FOR” SUCH RATIFICATION.

OTHER MATTERS

Shareholder Proposals

Proposals that shareholders of the Company intend to include in the Company’s proxy statement for the 2020 annual meeting and present at the 2020 annual meeting pursuant to SEC Rule 14a-8 must be received by the Company by the close of business on November 16, 2019. In addition, a shareholder who otherwise intends to present business at the 2020 annual meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company’s Amended and Restated By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Amended and Restated By-Laws, to the Corporate Secretary of the Company not less than 60 days and not more than 90 days prior to the anniversary date of the previous year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under the Amended and Restated By-Laws, if the Company does not receive notice of a shareholder proposal submitted other than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to present at the 2020 annual meeting but do not intend to include in the Company’s proxy statement for such meeting) on or after February 1, 2020 and on or prior to March 3, 2020, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2020 annual meeting. If such proposal is presented at the 2020 annual meeting but not included in the proxy statement, then the persons named in proxies solicited by the Board for the 2020 annual meeting may exercise discretionary voting power with respect to such proposal.

Other Matters

The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain directors, officers and employees of the Company, who will receive no extra compensation for their services. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

Pursuant to the rules of the SEC, services that deliver the Company’s communications to shareholders that hold stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Similarly, if shareholders sharing an address wish to receive a single copy of future notices, proxy statements or annual reports, the Company will comply upon receipt of such request. Shareholders may notify the Company of their requests by writing Lynn Ann Parrish, Corporate Secretary, First Business Financial Services, Inc., 401 Charmany Drive, Madison, Wisconsin 53719 or calling her at 608-238-8008.

Appendix A

First Business Financial Services, Inc.

2019 Equity Incentive Plan

Article 1
INTRODUCTION

Section 1.1    Purpose, Effective Date and Term. The purpose of this First Business Financial Services, Inc. 2019 Equity Incentive Plan is to promote the long-term financial success of First Business Financial Services, Inc. and its Subsidiaries by providing a means to attract, retain and reward individuals who can and do contribute to such success, and to further align their interests with those of the Shareholders. The “Effective Date” of the Plan is May 2, 2019, the date of the approval of the Plan by the Shareholders. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted after the 10-year anniversary of the Effective Date.
Section 1.2    Participation. Each employee and director of, and service provider (with respect to which issuances of securities may be registered under Form S-8) to, the Company and each Subsidiary who is granted, and currently holds, an Award in accordance with the provisions of the Plan shall be a “Participant” in the Plan. Award recipients shall be limited to employees and directors of, and service providers (with respect to which issuances of securities may be registered under Form S-8) to, the Company and its Subsidiaries; provided, however, that an Award may be granted to an individual prior to the date on which he or she first performs services as an employee, director or service provider, provided that such Award does not become vested prior to the date such individual commences such services.
Section 1.3    Definitions. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).
Article 2
AWARDS

Section 2.1    General. Any Award may be granted singularly or in combination with another Award (or Awards). Each Award shall be subject to the provisions of the Plan and such additional provisions as the Committee may provide in a particular Award Agreement or other documentation. Subject to the provisions of Section 3.4(b), an Award may be granted as an alternative to or replacement of an existing award under the Plan, any other plan of the Company or a Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or a Subsidiary, including the plan of any entity acquired by the Company or a Subsidiary. The types of Awards that may be granted include the following:
(a)Stock Options. A stock option represents the right to purchase Shares at an exercise price established by the Committee. Any stock option may be either an ISO or a nonqualified stock option that is not intended to be an ISO. No ISOs may be (i) granted after the 10-year anniversary of the Effective Date or (ii) granted to a non-employee. To the extent the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, the stock options or portions thereof that exceed such limit shall be treated as nonqualified stock options. Unless otherwise specifically provided by the Award Agreement, any stock option granted under the Plan shall be a nonqualified stock option. All or a portion of any ISO granted under the Plan that does not qualify as an ISO for any reason shall be deemed to be a nonqualified stock option. In addition, any ISO granted under the Plan may be unilaterally modified by the Committee to disqualify such stock option from ISO treatment such that it shall become a nonqualified stock option.
(b)Stock Appreciation Rights. A stock appreciation right (a “SAR”) is a right to receive, in cash, Shares or a combination of both (as shall be reflected in the respective Award Agreement), an amount equal to or based upon the excess of (i) the Fair Market Value at the time of exercise of the SAR over (ii) an exercise price established by the Committee.
(c)Stock Awards. A stock award is a grant of Shares or a right to receive Shares (or their cash equivalent or a combination of both, as shall be reflected in the respective Award Agreement) in the future, excluding Awards designated as stock options or SARs by the Committee. Such Awards may include bonus shares, stock units, performance shares, performance units, restricted stock, restricted stock units or any other equity-based Award as determined by the Committee.
Section 2.2    Exercise of Stock Options and SARs. A stock option or SAR shall be exercisable in accordance with such provisions as may be established by the Committee; provided, however, that a stock option or SAR shall expire no later than 10 years after its grant date (five years in the case of an ISO granted to a 10% Shareholder). The exercise price of each stock option and SAR shall be not less than 100% of the Fair Market Value on the grant date (or, if greater, the par value of a Share); provided, however, that the exercise price of an ISO shall not be less than 110% of Fair Market Value on the grant date in the case of a 10% Shareholder; and provided, further, that to the extent permitted under Code Section 409A, and subject to Section 3.4(b), the exercise price may be higher or lower in the case of stock options and SARs granted in replacement of existing awards held by an employee, director or service provider granted by an acquired entity. The payment of the exercise price of a stock option shall be by cash or, subject to limitations imposed by applicable law, by any of the following means unless otherwise determined by the Committee from time to time: (a) by tendering, either actually or by attestation, Shares acceptable to the Committee and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell Shares acquired upon exercise of the stock option and to remit to the Company no later than the third business day following exercise of a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (c) by payment through a net exercise such that, without the payment of any funds, the Participant may exercise the option and receive the net number of Shares equal in value to (i) the number of Shares as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value (on the date of exercise) less the exercise price, and the denominator of which is such Fair Market Value (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); (d) by personal, certified or cashier’s check; (e) by other property deemed acceptable by the Committee or (f) by any combination thereof.
Section 2.3    Minimum Vesting Period. If the right to become vested in an Award granted to an employee Participant is conditioned on the completion of a specified period of service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives (whether or not related to the performance measures) being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, or other Awards, then the required period of service for full vesting shall not be less than one year (subject to acceleration of vesting, to the extent permitted by the Committee, as provided herein); provided, however, that the required period of service for full vesting shall not apply to Awards granted to Director Participants provided that the aggregate of such director grants do not exceed 5% of the total Share reserve set forth in Section 3.2(a). If the right to become vested in an Award granted to an employee Participant is conditioned on the achievement of performance measures or other performance objectives, the required performance period over which achievement of such performance measures or objectives will be measured shall not be less than one year.
Section 2.4    Dividends and Dividend Equivalents. In the sole discretion of the Committee, as may be set forth in any Award Agreement, any Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares or the right to receive Shares, which are subject to the Award.
Section 2.5    Forfeiture of Awards. Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding Award, whether vested or unvested, held by a

Participant shall terminate immediately, such Award shall be forfeited and the Participant shall have no further rights thereunder.
Section 2.6    Deferred Compensation. The Plan is, and all Awards are, intended to be exempt from (or, in the alternative, to comply with) Code Section 409A, and each shall be construed, interpreted and administered accordingly. The Company does not guarantee that any benefits that may be provided under the Plan will satisfy all applicable provisions of Code Section 409A. If any Award would be considered “deferred compensation” under Code Section 409A (“Deferred Compensation), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the applicable Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A.

Article 3
SHARES SUBJECT TO PLAN

Section 3.1    Available Shares. The Shares with respect to which Awards may be granted shall be Shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including Shares purchased in the open market or in private transactions.
Section 3.2    Share Limitations.
(a)Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of Shares that may be delivered under the Plan shall be 185,000 Shares plus that number of Shares remaining available for grant under the Prior Plan as of the date of Shareholder approval of the Plan as well as any Shares that are covered under a Prior Plan Award that otherwise would become available for reuse under the Prior Plan due to forfeiture, expiration, cancellation or the like (all of which may be granted as ISOs). The maximum number of Shares available for delivery under the Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4. As of the Effective Date, no further Awards shall be granted under the Prior Plan.
(b)Reuse of Shares. Any Shares subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein, shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of a stock option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, (c) shares added back that have been repurchased by the Company using stock option exercise proceeds, or (d) shares covered by a stock-settled SAR or other Awards that were not issued upon the settlement of the Award.
Section 3.3    Limitations on Grants to Individuals. The following limitations shall apply with respect to any Award to a Director Participant:
(a)Share-Based Awards. The maximum number of Shares that may be subject to Share-based Awards granted to any one Director Participant during any calendar year shall not exceed a value of $40,000. For purposes of this Section 3.3(a), the value of any Share-based Awards shall be determined based on the grant date fair value of such Awards computed in accordance with FASB ASC Topic 718 (or any successor provision in accordance with GAAP).
(b)Director Election. The foregoing limitations shall not apply to cash-based Director fees that the Director elects to receive in the form of Shares or Share-based units equal in value to the cash-based Director fees.
Section 3.4    Corporate Transactions; No Repricing.
(a)Adjustments. To the extent permitted under Code Section 409A, to the extent applicable, in the event of a corporate transaction involving the Company or the Shares (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding Awards, the number of Shares available for delivery under the Plan under

Section 3.2 and each of the specified limitations set forth in Section 3.3 shall be adjusted automatically to proportionately and uniformly reflect such transaction; provided, however, that, subject to (b), the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the Awards and the Plan. Action by the Committee under this Section 3.4(a) may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding stock options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include (A) replacement of an Award with another award that the Committee determines has comparable value and that is based on stock of a company resulting from a corporate transaction, and (B) cancellation of an Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of a stock option or SAR, the amount of such payment shall be the excess of the value of the stock subject to the option or SAR at the time of the transaction over the exercise price, and provided, further, that no such payment shall be required in consideration for the cancellation of the Award if the exercise price is greater than the value of the stock at the time of such corporate transaction).
(b)No Repricing. Notwithstanding any provision of the Plan to the contrary, no adjustment or reduction of the exercise price of any outstanding stock option or SAR in the event of a decline in Share price shall be permitted without approval by the Shareholders or as otherwise expressly provided under Section 3.4(a). The foregoing prohibition includes (i) reducing the exercise price of outstanding stock options or SARs, (ii) cancelling outstanding stock options or SARs in connection with the granting of stock options or SARs with a lower exercise price to the same individual, (iii) cancelling stock options or SARs with an exercise price in excess of the current Fair Market Value in exchange for a cash or other payment, and (iv) taking any other action that would be treated as a repricing of a stock option or SAR under the rules of the primary securities exchange or similar entity on which the Shares are listed.
Section 3.5    Delivery of Shares. Delivery of Shares or other amounts under the Plan shall be subject to the following:
(a)Compliance with Applicable Laws. Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws and the applicable requirements of any securities exchange or similar entity.
(b)No Certificates Required. To the extent that the Plan provides for the delivery of Shares, the delivery may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.
(c)Share Certificate Legend. The Company reserves the right to place on shares acquired under the Plan a legend stating any applicable restrictions contained hereunder, pursuant to applicable securities rules, and pursuant to any Company shareholders agreement as may be in effect from time to time.
(d)Participant’s Representations and Shareholders Agreement. The Company may require the Participant to execute an investment representation statement, in a form provided by the Company, or to execute and become a party to a Company shareholder agreement, as may be in effect on such date.
Article 4
CHANGE IN CONTROL

Section 4.1    Change in Control. If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Subsidiary, or is subject to a policy of the Company, that discusses the effect of a change in control on the Participant’s Awards, then such agreement or policy shall control. In all other cases, unless provided in an Award Agreement or by the Committee prior to the date of the Change in Control, in the event of a Change in Control:

(a)If the purchaser, successor or surviving corporation (or parent thereof) in the Change in Control transaction (the “Survivor”) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions (subject to clause (c)), by the Survivor. If applicable, each Award which is assumed by the Survivor shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change in Control had the Award been exercised, vested or earned immediately prior to such Change in Control, and other appropriate adjustments in the terms and conditions of the Award shall be made.
(b)To the extent the Survivor does not assume the Awards or issue replacement Awards as provided in clause (a), then the Committee may, in its discretion and without the consent of any Participant (or other person with rights in an Award) affected thereby, determine that, upon or immediately prior to the Change in Control, any or all outstanding Awards shall become vested and any or all outstanding Awards, whether or not then vested, shall be cancelled as of the date of the Change in Control in exchange for a payment in cash and/or Shares (which may include shares or other securities of the Survivor) to be made within thirty (30) days of the Change in Control equal to:
(i)In the case of a stock option or an SAR, the excess of the Fair Market Value of the Shares on the date of the Change in Control covered by the vested portion of the stock option or SAR that has not been exercised over the exercise or grant price of such Shares under the Award (provided that, if no such excess exists, then the stock option or SAR shall be cancelled without payment therefor);
(ii)In the case of restricted stock or restricted stock units, the Fair Market Value of a Share on the date of the Change in Control multiplied by the number of vested Shares or equivalents, as applicable, subject to such Award; and
(iii)In the case of other Awards, an amount equal to the value of the Award.
(c)In the event that the Survivor terminates the Participant’s employment or service without Cause within twenty-four (24) months following a Change in Control, then the following provisions shall apply to any assumed Awards or replacement awards described in paragraph (a) and any Awards not cancelled in connection with the Change in Control pursuant to paragraph (b):
(i)Effective upon the date of the Participant’s termination of employment or service, all outstanding Awards or replacement awards automatically shall vest; and
(ii)With respect to stock options or SARs, at the election of the Participant, such Awards or replacement awards shall be cancelled as of the date of such termination in exchange for a payment in cash and/or Shares (which may include shares or other securities of the Survivor) equal to the excess of the Fair Market Value of the Shares on the date of such termination covered by the portion of the stock option or SAR that has not been exercised over the exercise or grant price of such Shares under the Award; and
(iii)With respect to restricted stock or restricted stock units, at the election of the Participant, such Awards or replacement awards shall be cancelled as of the date of such termination in exchange for a payment in cash and/or Shares (which may include shares or other securities of the Survivor) equal to the Fair Market Value of a Share on the date of such termination; and
(iv)With respect to other Awards, such Awards or replacement awards shall be cancelled as of the date of such termination in exchange for a payment in cash in an amount equal to the value of the Award.
If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per Share Change in Control price. The Committee shall determine the per Share Change in Control price paid or deemed paid in the Change in Control transaction.
(d)Except as otherwise expressly provided in any agreement between a Participant and the Company or a Subsidiary, if the receipt of any payment or benefit by a Participant under the circumstances described in this Section 4.1 would result in the imposition of any excise tax pursuant to the applicable provisions of Code Sections 280G and 4999, then the amount of such payment or benefit shall be reduced to the extent required to prevent the imposition of any such excise tax.
Section 4.2    Definition of Change in Control.
(a)“Change in Control” means the first day that any one or more of the following conditions shall have been satisfied, including, but not limited to, signing of documents by all parties and approval by all regulatory agencies, if required:
(i)A change in the ownership of the Company, which shall occur on the first date that any one person (as such term is defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof) or more than one person acting as a group (as defined below) becomes a beneficial owner of Voting Securities that, together with the Voting Securities then held by such person or group, constitutes more than 50% of the total Fair Market Value or total voting power of the Voting Securities. However, if any one person or more than one person acting as a group is considered to own more than 50% of the total Fair Market Value or total voting power of the voting Securities, the acquisition of additional Voting Securities by the same person or persons is not considered to cause a Change in Control. The term “persons acting as a group” shall not include any persons acting as a group solely because they purchase or own Voting Securities at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of an entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
(ii)A change in the effective control of the Company, which shall occur on the date that a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.
(iii)Any one person, or more than one person acting as a group (as defined below), acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions, other than an excluded transaction (as defined below). For purposes of this paragraph:
A.“Gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, as applicable, determined without regard to any liabilities associated with such assets.
B.Persons will not be considered to be acting “as a group” solely because they purchase assets of the Company at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of an entity that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company.
C.The term “excluded transaction” means any transaction in which assets are transferred to: (1) a Shareholder of the Company (determined immediately before the asset transfer) in exchange for or with respect to Shares; (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company (determined after the asset transfer); (3) a person, or more than one person acting as a group (as defined herein), that owns directly or indirectly, 50% or more of the total value or voting power of all the outstanding Voting Securities (determined after the asset transfer); or (4) an entity at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (3) (determined after the asset transfer).
The term “Change in Control” as defined above shall be amended and construed in accordance with any guidance, rules and regulations promulgated by the Internal Revenue Service in construing the rules and regulations applicable to Code Section 409A.

Article 5
COMMITTEE

Section 5.1    Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5. The Committee shall be selected by the Board, provided that the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and an “independent director” (within the meaning of the rules of the securities exchange which then constitutes the principal listing for the Shares), in each case to the extent required by the Exchange Act or the applicable rules of the securities exchange which then constitutes the principal listing for the Shares, respectively. Subject to the applicable rules of any securities exchange or similar entity, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
Section 5.2    Powers of Committee. The Committee’s administration of the Plan shall be subject to the other provisions of the Plan and the following:
(a)The Committee shall have the authority and discretion to select from among the Company’s and each Subsidiary’s employees, directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms of Awards, to cancel or suspend Awards and to reduce or eliminate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.
(b)The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.
(c)The Committee shall have the authority to define terms not otherwise defined in the Plan.
(d)Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons.
(e)In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and to all applicable law.
Section 5.3    Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of any securities exchange or similar entity, the Plan, the charter of the Committee, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers under the Plan to any person or persons selected by it; provided, that, no such delegation is permitted with respect to Share-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of directors who are “non-employee directors” within the meaning of Rule 16b-3. The acts of such delegates shall be treated under the Plan as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards granted. Any such allocation or delegation may be revoked by the Committee at any time.
Section 5.4    Information to be Furnished to Committee. As may be permitted by applicable law, the Company and each Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties under the Plan. The records of the Company and each Subsidiary as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive with respect to all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan shall furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5    Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan, and the Company, and its officers and directors, shall be entitled to rely upon the advice, opinions and valuations of any such persons.
Article 6
AMENDMENT AND TERMINATION

Section 6.1    General. The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement; provided, however, that no amendment or termination may (except as provided in Section 2.6, Section 3.4(a) and Section 6.2), in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any Award granted prior to the date such amendment or termination is adopted by the Board; and provided, further, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities that may be delivered under the Plan other than pursuant to Section 3.3, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) immediately above is approved by the Shareholders.
Section 6.2    Amendment to Conform to Law. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any applicable law. By accepting an Award, the Participant shall be deemed to have acknowledged and consented to any amendment to an Award made pursuant to this Section 6.2, Section 2.6 or Section 3.4 without further consideration or action.
Article 7
GENERAL TERMS

Section 7.1    No Implied Rights.
(a)No Rights to Specific Assets. No person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including any specific funds, assets, or other property that the Company or a Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, distributable in accordance with the provisions of the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan or an Award Agreement shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to provide any benefits to any person.
(b)No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant shall not give any person the right to be retained in the service of the Company or a Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the Plan. No individual shall have the right to be selected to receive an Award, or, having been so selected, to receive a future Award.
(c)No Rights as a Shareholder. Except as otherwise provided in the Plan, no Award shall confer upon the holder thereof any rights as a Shareholder prior to the date on which the individual fulfills all conditions for receipt of such rights. However, if a Participant receives a grant of restricted stock pursuant to the terms of the Plan, unless otherwise provided in the Award Agreement, said Participant shall have the rights of a Shareholder subject to the forfeiture and vesting provisions related to such Shares.
Section 7.2    Transferability. Except as otherwise provided by the Committee, Awards are not transferable except as designated by the Participant by will or by the laws of descent and distribution. The Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be limited to immediate family members of Participants, trusts, partnerships, limited liability companies and other entities that are permitted to exercise rights under Awards in accordance with Form S-8 established for the primary benefit of such family members; and provided, further, that such transfers shall not be made for value to the Participant.
Section 7.3    Designation of Beneficiaries. A Participant hereunder may file with the Company a designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not have any further liability to anyone.
Section 7.4    Non-Exclusivity. Neither the adoption of the Plan by the Board nor the submission of the Plan to the Shareholders for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable.
Section 7.5    Award Agreement. Each Award shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be made available to the Participant, and the Committee may require that the Participant sign a copy of the Award Agreement.
Section 7.6    Form and Time of Elections. Unless otherwise specified in the Plan, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such terms or conditions, not inconsistent with the provisions of the Plan, as the Committee may require.
Section 7.7    Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
Section 7.8    Tax Withholding. All distributions under the Plan shall be subject to withholding of all applicable taxes and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant; (b) through the surrender of Shares that the Participant already owns or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used to satisfy more than the maximum individual statutory tax rate for each applicable tax jurisdiction.
Section 7.9    Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company.
Section 7.10    Indemnification. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company acting at the direction of the Committee, the Board, or an officer with such authority, in administering the Plan, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan (but only where the party seeking indemnification is a defendant in such claim, action, suit, or proceeding) and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her (provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf), unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
Section 7.11    No Fractional Shares. Unless otherwise permitted by the Committee, no fractional Shares shall be delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Shares or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
Section 7.12    Governing Law; Waiver of Jury Trial.
(a)Governing Law. The Plan, all Awards, and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Wisconsin without reference to principles of conflict of laws, except as superseded by applicable federal law; and any court action commenced to enforce this Agreement shall have as its sole and exclusive venue the County of Dane, Wisconsin.
(b)Waiver of Jury Trial. except to the extent prohibited by state law, AS A CONDITION OF PARTICIPATING IN THE PLAN, THE COMPANY AND THE PARTICIPANT IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PLAN, INCLUDING ANY EXHIBITS, SCHEDULES, AND APPENDICES ATTACHED TO THIS PLAN. EACH PARTICIPANT WILL BE REQUIRED TO CERTIFY AND ACKNOWLEDGE, IN AN AWARD AGREEMENT, THAT (A) NO REPRESENTATIVE OF THE COMPANY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE COMPANY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) HE OR SHE HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) HE OR SHE MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY, AND (D) HE OR SHE HAS DECIDED TO EXECUTE THE AWARD AGREEMENT IN CONSIDERATION OF, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 7.13    Benefits Under Other Plans. Except as otherwise provided by the Committee, Awards granted to a Participant (including the grant and the receipt of benefits) shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any qualified retirement plan, nonqualified plan and any other benefit plan maintained by the Participant’s employer.
Section 7.14    Validity. If any provision of the Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.
Section 7.15    Notice. Unless provided otherwise in an Award Agreement or policy adopted from time to time by the Committee, all communications to the Company provided for in the Plan, or any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by prepaid overnight courier to the Company at the address set forth below:
First Business Financial Services, Inc.
Attention: Corporate Secretary
401 Charmany Drive
Madison, Wisconsin 53719

Such communications shall be deemed given:

(a)In the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; or

(b)In the case of certified or registered U.S. mail, five days after deposit in the U.S. mail;
provided, however, that in no event shall any communication be deemed to be given later than the date it is actually received, provided it is actually received. In the event a communication is not received, it shall be deemed received only upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider.
Section 7.16    Clawback Policy. Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with any applicable Company clawback policy (the “Policy”) or any applicable law. A Participant’s receipt of an Award shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of (i) the Policy and any similar policy established by the Company that may apply to the Participant, whether adopted prior to or following the making of any Award and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Participant’s express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy and applicable law, without further consideration or action.
Section 7.17    Breach of Restrictive Covenants. Except as otherwise provided by the Committee, notwithstanding any provision of the Plan to the contrary, if the Participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant set forth in an Award Agreement or any other agreement between the Participant and the Company or a Subsidiary, whether during or after the Participant's Termination of Service, in addition to and not in limitation of any other rights, remedies, damages, penalties or restrictions available to the Company under the Plan, an Award Agreement, any other agreement between the Participant and the Company or a Subsidiary, or otherwise at law or in equity, the Participant shall forfeit or pay to the Company:
(a)Any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;
(b)Any Shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service;
(c)The profit realized by the Participant from the exercise of any stock options and SARs that the Participant exercised after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service, which profit is the difference between the exercise price of the stock option or SAR and the Fair Market Value of any Shares or cash acquired by the Participant upon exercise of such stock option or SAR; and
(d)The profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant in connection with the Plan after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service and where such sale or disposition occurs in such similar time period.
Section 7.18    Offset. The Company shall have the right to offset, from any amount payable or stock deliverable hereunder, any amount that the Participant owes to the Company or any Subsidiary without the consent of the Participant or any individual with a right to the Participant’s Award.
Article 8
DEFINED TERMS; CONSTRUCTION

Section 8.1    In addition to the other definitions contained in the Plan, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)“10% Shareholder” means an individual who, at the time of grant, owns Voting Securities possessing more than 10% of the total combined voting power of the Voting Securities.
(b)“Award” means an award under the Plan.
(c)“Award Agreement” means the document that evidences the terms and conditions of an Award. Such document shall be referred to as an agreement regardless of whether a Participant’s signature is required. Each Award Agreement shall be subject to the terms and conditions of the Plan, and, if there is any conflict between the Award Agreement and the Plan, the Plan shall control.
(d)“Board” means the Board of Directors of the Company.
(e)If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “cause” (or the like), then, for purposes of the Plan, the term “Cause” has the meaning set forth in such agreement; and in the absence of such a definition, “Cause” means (i) any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or a Subsidiary, (ii) willful violation of any law, rule or regulation in connection with the performance of a Participant’s duties to the Company or a Subsidiary (other than traffic violations or similar offenses), (iii) with respect to any employee of the Company or a Subsidiary, commission of any act of moral turpitude or conviction of a felony or (iv) the willful or negligent failure of the Participant to perform the Participant’s duties to the Company or a Subsidiary in any material respect.
Further, the Participant shall be deemed to have terminated for Cause if, after the Participant’s Termination of Service, facts and circumstances arising during the course of the Participant’s employment with the Company are discovered that would have constituted a termination for Cause.
Further, all rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Board or its designee or during any negotiations between the Board or its designee and the Participant regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of “Cause.”
(f)“Change in Control” has the meaning ascribed to it in Section 4.2.
(g)“Code” means the Internal Revenue Code of 1986.
(h)“Committee” means the Committee acting under Article 5, and in the event a Committee is not currently appointed, the Board.
(i)“Company” means First Business Financial Services, Inc. a Wisconsin corporation.
(j)“Director Participant” means a Participant who is a member of the Board or the board of directors of a Subsidiary that is not otherwise an employee of the Company or a Subsidiary.
(k)“Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering the Company’s or a Subsidiary’s employees.
(l)“Effective Date” has the meaning ascribed to it in Section 1.1.
(m)“Exchange Act” means the Securities Exchange Act of 1934.

(n)“Fair Market Value” means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which Shares are listed or admitted to trading or, if there have been no sales with respect to Shares on such date, or if the Shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and, to the extent required, in accordance with Code Section 409A and Code Section 422.
(o)“Form S-8” means a Registration Statement on Form S-8 promulgated by the U.S. Securities and Exchange Commission or any successor form thereto.
(p)If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “good reason” (or the like), then, for purposes of the Plan, the term “Good Reason” has the meaning set forth in such agreement; and in the absence of such a definition, “Good Reason” means the occurrence of any one of the following events, unless the Participant agrees in writing that such event shall not constitute Good Reason:
(i)A material, adverse change in the nature, scope or status of the Participant’s position, authorities or duties from those in effect immediately prior to the applicable Change in Control;
(ii)A material reduction in the Participant’s aggregate compensation or benefits in effect immediately prior to the applicable Change in Control; or
(iii)Relocation of the Participant’s primary place of employment of more than 50 miles from the Participant’s primary place of employment immediately prior to the applicable Change in Control, or a requirement that the Participant engage in travel that is materially greater than prior to the applicable Change in Control.
Notwithstanding any provision of this definition to the contrary, prior to the Participant’s Termination of Service for Good Reason, the Participant must give the Company written notice of the existence of any condition set forth in clause (i) - (iii) immediately above within 90 days of its initial existence and the Company shall have 30 days from the date of such notice in which to cure the condition giving rise to Good Reason, if curable. If, during such 30-day period, the Company cures the condition giving rise to Good Reason, the condition shall not constitute Good Reason. Further notwithstanding any provision of this definition to the contrary, in order to constitute a termination for Good Reason, such termination must occur within 12 months of the initial existence of the applicable condition.
(q)“ISO” means a stock option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b).
(r)“Participant” has the meaning ascribed to it in Section 1.2.
(s)“Plan” means the First Business Financial Services, Inc. 2019 Equity Incentive Plan.
(t)“Policy” has the meaning ascribed to it in Section 7.16.
(u)“Prior Plan” means the First Business Financial Services, Inc. 2012 Equity Incentive Plan.
(v)“SAR” has the meaning ascribed to it in Section 2.1(b).
(w)“Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.
(x)“Securities Act” means the Securities Act of 1933.
(y)“Share” means a share of the common stock of the Company, no par value per share.

(z)“Shareholders” means the shareholders of the Company.
(aa)“Subsidiary” means any corporation or other entity that would be a “subsidiary corporation” as defined in Code Section 424(f) with respect to the Company.
(bb)“Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an employee and director of, and service provider to, the Company and each Subsidiary, regardless of the reason for such cessation, subject to the following:
(i)The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.
(ii)The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services.
(iii)If, as a result of a sale or other transaction, the Subsidiary for whom the Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an employee or director of, or service provider to, the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.
(iv)A service provider, other than an employee or director, whose services to the Company or a Subsidiary are governed by a written agreement with such service provider shall cease to be a service provider at the time the provision of services under such written agreement ends (without renewal); and such a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider shall cease to be a service provider on the date that is 90 days after the date the service provider last provides services requested by the Company or a Subsidiary.
(v)Notwithstanding the foregoing, in the event that any Award constitutes deferred compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “separation from service” as defined under Code Section 409A.
(cc)“Voting Securities” means any securities that ordinarily possess the power to vote in the election of directors without the happening of any precondition or contingency.

First Business First Business Financial Services VOTE C123456789 Your Vote Matters - here's how to vote! You may vote online or by phone instead of mailing this card. Mr A Sample Designation (if any) Add 1 Votes submitted electronically must be received by 1:00 a.m., Central Time, on May 2, 2019. Add 2 Add 3 Add 4 Add 5 Add 6 Online go to www.envisionreports.com/FBIZ Or scan the QR code - login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/FBIZ Using a blank ink pen, mark your votes with an X as shown in this example. Please do not write outside designated areas. 2019 Annual Meeting Proxy Card 123456789 If voting by mail, sign, detach and return the bottom portion in the enclosed envelope. Proposals - The Board of Directors recommend a vote “FOR” all the nominees listed in Proposal 1 and “FOR” Proposals 2, 3, and 5, and for the “EVERY YEAR” frequency alternative in Proposal 4. 1. Class III Director Nominees: For Withhold For Withhold For Withhold 01 - Jan A. Eddy 02 - W. Kent Lorenz 03 - Timothy J. Keane - 04 - Carol P. Sanders 2. To approve the First Business Financial Services, Inc. 2019 Equity Incentive Plan. For Against Abstain 3. To approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers. For Against Abstain 4. To approve, in a non-binding, advisory vote, the frequency with which shareholders will vote on future say-on-pay proposals. 1 year 2 years 3 years Abstain 5. To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The Company is not currently aware of any such business. Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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Your vote matters – here's how to vote!

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2019 Annual Meeting Proxy Card

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First Business First Business Financial Services, Inc. You are cordially invited to attend the Annual Meeting of Shareholders of First Business Financial Services, Inc. to be held at Monona Terrace Community and Convention Center located at One John Nolen Drive, Madison, Wisconsin, 53703 at 5:00 p.m. (CT) on Thursday, May 2, 2019. There will be a reception following the Annual Meeting. Please RSVP by calling (608) 218-8085 or emailing adeliz@firstbusiness.com and letting us know the names of those attending the Annual Meeting. Whether or not you plan to attend the Annual meeting, it is important that all shares are represented. Please vote and sign the proxy card on the reverse side. Tear at the perforated edge and mail the proxy card in the enclosed postage-paid envelope at your earliest convenience or vote via phone or internet. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/FBIZ Thank you for voting. Do not mail this proxy card if you are voting by phone or internet. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/FBIZ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. First Business Financial Services, Inc. Notice of 2019 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 2, 2019 The undersigned appoints Lynn Ann Parrish and Corey A. Chambas, and each or either of them, proxies of the undersigned, with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of First Business Financial Services, Inc. (“the Company”) held of record by the undersigned at the close of business on March 4, 2019 at the Annual Meeting of Shareholders of the Company to be held on May 2, 2019 or any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote “FOR” all the nominees listed in proposal one and “FOR” proposals two, three, and five, and for the "EVERY YEAR" frequency alternative in proposal four. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Non-Voting Items Change of Address - please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.